UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDU
LE 1
4A INFOR
MATI
ON
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

PureCycle Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary Proxy Statement

Dated March 21, 2023

MESSAGE FROM THE CHIEF EXECUTIVE OFFICER

Dear Fellow PureCycle Stockholders,

We are pleased to invite you to join us at the 2023 annual meeting of stockholders (the “Annual Meeting”) of PureCycle Technologies, Inc. (the “Company”, “we”, “our”, “PureCycle”, or “PCT”) to be held on [            ], 2023 at [10]:00 a.m. Eastern Time by means of a live virtual conference. We value your voice and believe it is important that your shares are represented at our Annual Meeting. We urge you to cast your vote as soon as possible by telephone, via the Internet or by mail.

The following notice of the annual meeting (the “Notice of Availability” or “Notice”) and proxy statement (the “Proxy Statement” or “Proxy”) describe the various matters that will be voted on. During the meeting, we will also provide a corporate update and open the floor for you to ask questions related to this update and other PureCycle-related matters.

In this year’s Proxy Statement, we are seeking approval to make certain corporate governance changes to better align our practices with the interests of our stockholders, including declassifying our Board of Directors (the “Board of Directors” or “Board”) and shifting to majority voting for directors in uncontested elections.

Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

On behalf of the Board of Directors, executives and all PureCycle team members, we appreciate your continued support of PureCycle and the work we do to take on the plastic waste crisis.

[            ], 2023

Dustin Olson

Chief Executive Officer

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NOTICE OF 2023 ANNUAL GENERAL MEETING

2023 Annual General Meeting of Stockholders Details

Date & Time:	[ ], 2023	Record Date:	[ ], 2023
	[10]:00 a.m. ET		You may vote if you were a stockholder at the close of business on [ ], 2023. A list of Record Date holders will be available during ordinary business hours, at our principal place of business in Orlando, Florida for a period of 10 days ending on the day before [ ], 2023, the Annual Meeting date.

Place:	www.proxypush.com/PCT	Proxy Mail Date:	[ ], 2023

For additional Annual Meeting details, please see “General Information About the Annual Meeting and Voting” in this Proxy Statement.

Voting: Stockholders are invited to attend the live virtual meeting. Even if you plan to attend, we encourage you to vote in advance of the meeting. You may cast your vote via:

Internet www.proxypush.com/PCT	Mail mark, sign, date & return your proxy card

Phone 1.866.396.2053	Live @ virtual Annual Meeting www.proxydocs.com/PCT

Please see “How to Vote” below for specific instructions on how to vote through each of these channels.

At our Annual Meeting, our stockholders will be asked to:

1.	Amend PureCycle’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for immediate annual director elections;

2.	Amend PureCycle’s Amended and Restated Certificate of Incorporation to adopt a majority voting standard in uncontested director elections;

3.	Amend PureCycle’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

4.	Amend PureCycle’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

5	Amend PureCycle’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions;

6.

Elect the eight directors recommended by our Nominating and Corporate Governance (“N&CG”) Committee, approved by our Board, and named in this Proxy Statement if Proposal 1 to declassify our Board is approved;

7.

Elect the three directors recommended by our N&CG Committee, approved by our Board, and named in this Proxy Statement as the Class II directors each to serve for a three-year term if Proposal 1 to declassify our Board is not approved;

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8.	Ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

9.	Approve, on an advisory basis, our named executive officer compensation;

10.	Approve, on an advisory basis, the frequency of holding an advisory vote on our named executive officer compensation; and

11.	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our Annual Report on Form 10-K for the year ended December 31, 2022, and the 2023 Proxy Statement are available free of charge at: www.proxydocs.com/PCT.

By order of the Board of Directors,

Brad S. Kalter

General Counsel and Corporate Secretary

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What We Do

PureCycle is commercializing a novel process for restoring waste polypropylene into virgin-like resin — our “ultra-pure recycled resin (“UPR resin”). Our first commercial scale recycling facility in Ironton, Ohio is expected to begin operations later in 2023. Our goal is to create an important new segment of the global polypropylene market that will assist multinational entities in meeting their sustainability goals, provide consumers with polypropylene-based products that are sustainable, and reduce overall polypropylene waste in the world’s landfills and oceans.

2022 Business Highlights

During 2022, we continued executing on long-term strategic objectives including:

•

Progress on completing construction of our flagship purification facility in Ironton, Ohio, despite significant challenges principally a result of delays in the delivery of critical components; shortages of material, equipment and labor; increased costs and general supply chain issues;

•	Securing commitments for feedstock and offtake agreements associated with the first two purification lines planned for our multi-line purification facility planned for Augusta, Georgia;

•	Executing a $250 million private placement to foster PureCycle’s growth strategy;

•

Executing a joint venture agreement with SK geo centric Co., Ltd. for the construction of a purification facility in Ulsan, South Korea — expected to be our first purification facility located outside the United States;

•	Promoted Dustin Olson to Chief Executive Officer and added Steven Bouck, Dan Coombs, and Allen Jacoby to our Board.

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Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL ONE — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND PROVIDE FOR IMMEDIATE ANNUAL DIRECTOR ELECTIONS	7

Proposal Purpose	7

Proposal Summary	7

Vote Required	8

PROPOSAL TWO — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS	9

Proposal Purpose	9

Proposal Summary	9

Vote Required	10

PROPOSAL THREE— AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.	11

Proposal Purpose	11

Proposal Summary	11

Vote Required	12

PROPOSAL FOUR — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	13

Proposal Purpose	13

Proposal Summary	13

Vote Required	14

PROPOSAL FIVE — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE INOPERATIVE PROVISIONS AND UPDATE CERTAIN OTHER MISCELLANEOUS PROVISIONS	15

Proposal Purpose	15

Proposal Summary	15

Vote Required	15

PROPOSAL SIX — ELECTION OF DIRECTORS	16

Vote Required	16

PROPOSAL SEVEN — ELECTION OF CLASS II DIRECTORS	17

Vote Required	17

BOARD OF DIRECTORS	18

Board of Directors Nominees and Qualifications	18

Director Compensation	20

(continued)

Forward-looking statements. Except for historical and factual information contained herein, matters set forth in this Proxy Statement identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” protection thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only and are subject to uncertainties. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting. At our Annual Meeting, our stockholders will be asked to consider and vote on the following proposals:

Proposal 1:	Amend PureCycle’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for immediate annual director elections;

Proposal 2:	Amend PureCycle’s Amended and Restated Certificate of Incorporation to adopt a majority voting standard in uncontested director elections;

Proposal 3:	Amend PureCycle’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

Proposal 4:	Amend PureCycle’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

Proposal 5:	Amend PureCycle’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions.

Proposal 6:	Elect the eight directors recommended by our N&CG Committee, approved by our Board, and named in this Proxy Statement if Proposal 1 to declassify our Board is approved;

Proposal 7:

Elect the three directors recommended by our N&CG Committee , approved by our Board, and named in this Proxy Statement as the Class II directors each to serve for a three-year term if Proposal 1 to declassify our Board is not approved;

Proposal 8:	Ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

Proposal 9	Approve, on an advisory basis, our named executive officer compensation;

Proposal 10:	Approve, on an advisory basis, the frequency of holding an advisory vote on our named executive officer compensation; and

Proposal 11:	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the first ten items noted above.

Board of Directors Recommendation. Our Board of Directors unanimously recommends that you vote:

FOR	the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for immediate annual director elections;

FOR	the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to adopt a majority voting standard in uncontested director elections;

FOR	the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

FOR	the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

FOR	the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions;

FOR	the proposal to Elect the eight directors recommended by our N&CG Committee, approved by our Board, and named in this Proxy Statement if Proposal 1 to declassify our Board is approved;

FOR

the proposal to Elect the three directors recommended by our N&CG Committee, approved by our Board, and named in this Proxy Statement as the Class II directors each to serve for a three-year term if Proposal 1 to declassify our Board is not approved;

FOR	the proposal to Ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

FOR	the advisory resolution to approve named executive officer compensation; and

FOR ONE YEAR	as the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers.

Availability of Proxy Materials. The Proxy materials, including this Proxy Statement, a Proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on March 16, 2023 (the “2022 Annual Report”), are available for viewing, printing and downloading at www.proxydocs.com/PCT.

Who Can Vote at the Annual Meeting? Only stockholders of record at the close of business on the Record Date of [            ], 2023, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the Record Date, there were [●] shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name.”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Transfer & Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials? We are pleased to comply with the rules of the SEC that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending the stockholders of record and the beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this Proxy Statement, our Proxy card, and our 2022 Annual Report. We will send the Notice of Availability on or prior to [            ], 2023. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This Proxy Statement and our 2022 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/PCT.

How to Virtually Attend the Annual Meeting. The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at www.proxydocs.com/PCT prior to the deadline of [            ], 2023, at 11:59 p.m., Eastern Time. You may attend the Annual Meeting online by following the instructions that you will receive once your registration is complete.

Online registration for the Annual Meeting will begin on [            ], 2023, and you should allow ample time for the online registration. Upon completing your registration, you will receive a verification email confirming your

registration into the Annual Meeting. The Annual Meeting will start at [10]:00 a.m., Eastern Time, on [            ], 2023. You will receive a link to join the Annual Meeting one hour prior to the start of the meeting, and you will be allowed to “enter” the Annual Meeting through the link 15 minutes prior to the meeting. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern Time, on [            ], 2023.

How to Vote. If you are the stockholder of record of your shares as of the Record Date, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling (866) 396-2053 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxypush.com/PCT.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

Online during the Annual Meeting. In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/PCT prior to the deadline of [            ], 2023 at 11:59 p.m. Eastern Time. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on [            ], 2023, and mailed proxy cards must be received by 11:59 p.m. Eastern Time on [            ], 2023 in order to be counted at the Annual Meeting.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only stockholders who have registered to attend the meeting by [            ], 2023, at 11:59 p.m. Eastern Time, using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials? No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting? Stockholders can submit questions while registering to attend the virtual meeting and may continue to so at any time prior to or during the Annual Meeting until its adjournment.

May I See a List of Stockholders Entitled to Vote as of the Record Date? A list of stockholders as of the close of business on the Record Date will be available for examination by the stockholders at our principal place of business in Orlando, Florida for a period of 10 days ending on the day before [        ], 2023, the Annual Meeting date.

Quorum. A quorum of stockholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws (“Bylaws”) provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by means of remote communication or represented by proxy. The inspector of elections determines whether quorum is present.

Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person or by means of remote communication at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

A broker “non-vote” occurs when (i) a broker or other nominee holds shares for a beneficial owner, (ii) the beneficial owner has not given the respective broker specific voting instructions, (iii) the matter is non-routine in nature, and (iv) there is at least one routine proposal presented at the applicable meeting of stockholders (such as Proposal 8 at this Annual Meeting). Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Broker non-votes are considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker or other nominee specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 8) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast or considered entitled to vote, as applicable, on any proposal.

Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked ABSTAIN.

Proposals 1, 2, 3, 4, 5, 6, 7, 9 and 10 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1, 2, 3, 4, 5, 6, 7, 9 or 10 without your instructions. Proposal 8, the ratification of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, is a routine matter so your broker or nominee may vote your shares on Proposal 8 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

Votes Required. Adoption of each of Proposals 1, 2, 3 and 5 requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, at least 66 2/3% of them must be voted “for” the proposal for it to be approved). Abstentions and broker non-votes will have the effect of a vote “against” the proposal. If Proposal 1 is not approved, then the change to Article V of the Current Charter (as defined below in Proposal 1) set forth in Proposal 5 will not be made.

Adoption of Proposal 4 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, a majority of them must be voted “for” the proposal for it to be approved). Abstentions and broker non-votes will have the effect of a vote “against” this proposal.

With respect to Proposal 6 (if Proposal 1 to declassify our Board is approved) and Proposal 7 (if Proposal 1 to declassify our Board is not approved), directors shall be elected by a plurality of the votes cast (meaning that the number of director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Adoption of each of Proposals 8 and 9 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Adoption of Proposal 10 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted for “1 Year,” “2 Year,” or “3 Year” for it to be approved). Abstentions and broker non-votes will have no effect on the vote for this proposal.

How You May Vote. With respect to each of Proposals 1, 2, 3, 4 and 5, you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to the proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes will have the same effect as a vote “against” the proposal.

With respect to Proposal 6 (if Proposal 1 to declassify our Board is approved) and Proposal 7 (if Proposal 1 is not approved), you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to each of Proposals 8 and 9, you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to Proposal 10, you may vote for a frequency of every one, two or three years or you may abstain from voting. If you “abstain” from voting with respect to this proposal, your vote will have no effect on the vote for this proposal. Broker non-votes will have no effect on the vote for this proposal.

Method of Counting Votes. Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the Record Date.

Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online at the Annual Meeting using the procedures described in the “How to Vote” section above; or

•	by filing a written revocation with our Corporate Secretary which must be received before 5:00 p.m. on [ ], 2023.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation. We will pay the cost of soliciting proxies. The Company is making this solicitation by mail and may also use telephone or in person contacts, using the services of a number of regular employees of PureCycle at nominal cost. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

Voting Results. We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

2024 Stockholder Proposals and Nominations. In order to submit a proposal for inclusion in our proxy statement and proxy card for the 2024 annual meeting of stockholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal at our principal corporate offices in Orlando, Florida as set forth below no later than [                    ].

If you wish to present a proposal or nominate a director for consideration at the 2024 annual meeting of stockholders without having the proposal included in our proxy statement and proxy card per the above paragraph, you must follow the current advance notice provisions and other requirements and procedures outlined in our Bylaws, which are filed with the SEC. To be properly brought, that notice must contain the information specified in our Bylaws and we must receive your notice at the address noted below no earlier than the close of business on [            ], 2024, and no later than the close of business on [            ], 2024. If your notice is not properly brought before the 2024 annual meeting of stockholders in accordance with our Bylaws, the chairman of the Board of Directors may declare such proposal or nomination not properly brought before the 2024 annual meeting of stockholders, and it will not be acted upon.

Universal Proxy Rules. In addition to satisfying the requirements under our Bylaws, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice—unless the information required by Rule 14a-19 has been provided in a preliminary or definitive proxy statement previously filed by such stockholder—must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2024 Annual Meeting of Stockholders, no later than [            ], 2024). If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 Annual Meeting is first made.

As of the deadline for stockholders to provide notice of such intent pursuant to Rule 14a-19 for the Annual Meeting, no stockholder provided such notice and, consequently, the universal proxy rules do not apply to this Annual Meeting.

Any proposals or notices should be sent to the following mailing address:

Brad S. Kalter

General Counsel and Corporate Secretary

PureCycle Technologies, Inc.

5950 Hazeltine National Drive, Suite 300

Orlando, Florida 32822

PROPOSAL ONE — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND PROVIDE FOR IMMEDIATE ANNUAL DIRECTOR ELECTIONS

Proposal Purpose

This proposal will, if approved by PureCycle’s stockholders, amend PureCycle’s Amended and Restated Certificate of Incorporation (the “Current Charter”) to provide for the annual election of all directors commencing immediately at the Annual Meeting (see Proposal 6 to elect eight nominees, each to serve a one-year term expiring at the 2024 annual meeting of stockholders).

Proposal Summary

As a result of internal deliberations, conversations with stockholders and the Board and PureCycle’s ongoing commitment to forward-leaning corporate governance practices, the Board unanimously determined in March 2022 that it is advisable and in the best interests of PureCycle and its stockholders to submit for consideration at the 2023 annual meeting this proposal to PureCycle’s stockholders to amend the Company’s Current Charter to declassify the Board and immediately provide for annual director elections at the Annual Meeting. The Board reaffirmed this decision in February of 2023. The Board believes that this amendment reflects its commitment to good corporate governance and better aligns PureCycle’s corporate governance program with best practices and stakeholder expectations.

PureCycle’s Board currently consists of nine members and, as required by the Current Charter, the Board is currently divided into three classes (Class I, Class II and Class III), each with a three-year term. The term of PureCycle’s Class I directors expires at the 2025 annual meeting of stockholders, the term of PureCycle’s Class II directors expires at this Annual Meeting, and the term of PureCycle’s Class III directors expires at the 2024 annual meeting of stockholders. The Current Charter provides that, at each succeeding annual meeting of the stockholders of the Company held prior to the 2026 annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

Until the Board is declassified, PureCycle’s directors may be removed only for cause at a meeting called for that purpose.

If this proposal is approved by PureCycle’s stockholders, PureCycle’s Current Charter will be amended to provide for the annual election of all directors commencing immediately at the Annual Meeting (see Proposal 6 to elect eight nominees, each to serve a one-year term expiring at the 2024 annual meeting of stockholders). PureCycle’s Board will then be declassified immediately, so that every director wiling to serve as continuing directors will stand for election at the Annual Meeting (see Proposal 6 to elect eight nominees, each to serve a one-year term expiring at the 2024 annual meeting of stockholders) and, thereafter, for a one-year term. As of [            ], 2023, each of PureCycle’s directors whose term does not expire at this Annual Meeting has tendered his or her resignation contingent and effective upon stockholder approval of this Proposal 1.

Once the Board is declassified, PureCycle’s directors may be removed with or without cause at a meeting called for that purpose.

If this proposal is not approved by PureCycle’s stockholders, PureCycle’s Current Charter will remain in effect, the Board will remain classified, the contingent resignations will be ineffective, and PureCycle’s stockholders will instead be asked to elect only the three nominees for Class II directors proposed for election (see Proposal 7 to elect three nominees, each to serve a three-year term expiring at the 2026 annual meeting of stockholders).

Declassification of the Board requires several changes to PureCycle’s Current Charter. Specifically, Article VII, Section 3(b) and (c), Section 5 and Section 6 will be revised. The text of these revisions, marked to show the proposed deletions and insertions, is attached as Appendix A to this Proxy Statement.

Vote Required

The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, at least 66 2/3% of them must be voted “for” the proposal for it to be approved).

Abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Vote Recommendation: “FOR” the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for immediate annual director elections.

PROPOSAL TWO — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

Proposal Purpose

This proposal will, if approved by PureCycle’s stockholders, amend PureCycle’s Current Charter to provide for the majority voting standard in uncontested director elections.

Proposal Summary

As a result of internal deliberations, conversations with stockholders and the Board and PureCycle’s ongoing commitment to forward-leaning corporate governance practices, the Board also unanimously determined in February 2023 that it is advisable and in the best interests of PureCycle and its stockholders to submit this proposal to PureCycle’s stockholders to amend the Company’s Current Charter to provide for the majority voting standard in uncontested director elections.

Under the current plurality voting system, the nominees for director who receive the highest number of affirmative votes are elected to the Board, up to the maximum number of directorships to be filled at that meeting. In uncontested elections, each nominee is elected or re-elected to the Board as long as he or she receives at least one vote. Accordingly, a director may be elected without receiving a majority of votes cast “For” his or her election and even if the number of “Withhold” votes exceeds the number of “For” votes.

As a part of the ongoing review of PureCycle’s corporate governance, the Board determined that it is advisable and in the best interest of PureCycle and its stockholders to implement a majority vote standard in uncontested director elections. The Board concluded that the adoption of a majority vote standard will reinforce the Board’s accountability to PureCycle’s stockholders by requiring that a nominee must obtain more “For” than “Against” votes in order to be elected.

The Board believes, however, that the plurality vote standard should continue to apply in contested director elections. If a majority vote standard is used in a contested election, fewer candidates could be elected to the board than the number of authorized board seats. Accordingly, PureCycle will retain plurality voting in contested elections.

The implementation of the majority vote standard requires the deletion of the reference to plurality voting in the last sentence of Article VII, Section 3(b) of the Current Charter. The text of these revisions, marked to show the proposed deletions and insertions, is attached as Appendix B to this Proxy Statement.

If this proposal is approved by PureCycle’s stockholders, PureCycle’s Current Charter will be amended to remove the reference to plurality voting immediately following the Annual Meeting (including any other changes approved by PureCycle’s stockholders at the Annual Meeting), such amendment to become effective upon filing and effectiveness.

The Board has already approved an amendment to Article II, Section 5 of PureCycle’s Bylaws (as and if amended, the “Amended Bylaws”) to provide for a majority vote standard in uncontested director elections. The amendment to the Bylaws will be effective upon the approval of the amendment to the Current Charter required by this proposal, at which time the standard for the director elections in uncontested elections will be set in our Bylaws as a majority vote standard. However, as noted above, a plurality vote standard will continue to apply in the event of a contested director election.

Additionally, because PureCycle is incorporated in Delaware, the Board also approved the addition of Article II, Section 5(b) into the Amended Bylaws, which adds a director resignation policy consistent with the majority vote standard. Under the Delaware General Corporation Law, even if an incumbent director does not receive the vote required for re-election, that director will continue to serve as a “holdover director” until a successor is elected and qualified. The amended Bylaws will require each incumbent nominee to submit an irrevocable contingent resignation letter if the nominee does not receive more votes cast “For” than “Against” their election. PureCycle’s N&CG Committee will consider the resignation offer and recommend to the Board whether to accept the resignation. The Board will accept the nominee’s resignation unless it determines that the best interests of the Company and its stockholders would not be served by doing so. If the Board does not accept the resignation, it will promptly disclose its decision and the reasons therefore in a Form 8-K furnished to the SEC. The Board shall take action within 90 days following certification of the vote, unless such action would cause PureCycle to fail to comply with Nasdaq’s rules or any rule or regulation promulgated under the Exchange Act.

If PureCycle’s stockholders do not approve the amendment to the Current Charter required by this proposal, the corresponding amendments to the Amended Bylaws discussed above will not be implemented.

Vote Required

The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, at least 66 2/3% of them must be voted “for” the proposal for it to be approved).

Abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Vote Recommendation: “FOR” the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to adopt a majority voting standard in uncontested elections of directors.

PROPOSAL THREE — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

Proposal Purpose

This proposal will, if approved by PureCycle’s stockholders, amend PureCycle’s Current Charter to limit the liability of certain officers in limited circumstances under the newly amended Section 102(b)(7) of the Delaware General Corporation Law.

Proposal Summary

The Board also unanimously determined in February 2023 that it is advisable and in the best interests of PureCycle and its stockholders to submit this proposal to PureCycle’s stockholders to amend the Company’s Current Charter to limit the liability of certain officers in limited circumstances under the newly amended Section 102(b)(7) of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law previously allowed corporations to eliminate or limit directors’ personal liability to the corporation or its shareholders for monetary damages stemming from breaches of the duty of care, and companies typically include such provisions in their certificates of incorporation. Note that this exculpation under the Delaware General Corporation Law is not unlimited, a corporation cannot exculpate directors for: breaches of the duty of loyalty; acts or omissions not made in good faith or involving intentional misconduct or a knowing violation of law; illegal stock redemptions, stock repurchases, or dividends; or any transaction in which directors derive an improper personal benefit.

Newly amended Section 102(b)(7) now authorizes corporations to also extend some of that same exculpatory protection to certain senior corporate officers. The protections available to directors and officers under Section 102(b)(7) are not, however, identical. The most important distinction is that corporations may not eliminate or limit liability of officers for claims brought by or on behalf of the corporation, including shareholder derivative claims. In contrast, corporations may exculpate directors for breaches of the duty of care however those claims are asserted, whether directly or derivatively.

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

Further, the Board anticipates that similar exculpation provisions are likely to be adopted by others with whom the Company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.

The implementation of the officer exculpation provisions requires certain additions to Article VIII of the Current Charter. The text of these revisions, marked to show the proposed deletions and insertions, is attached as Appendix C to this Proxy Statement.

If this proposal is approved by PureCycle’s stockholders, PureCycle’s Current Charter will be amended to implement the above referenced officer exculpation provisions immediately following the Annual Meeting (including any other changes approved by PureCycle’s stockholders at the Annual Meeting), such amendment to become effective upon filing and effectiveness.

Vote Required

The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, at least 66 2/3% of them must be voted “for” the proposal for it to be approved).

Abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Vote Recommendation: “FOR” the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

PROPOSAL FOUR — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposal Purpose

This proposal will, if approved by PureCycle’s stockholders, amend PureCycle’s Current Charter to increase the total number of authorized shares of common stock from 250 million shares to 450 million shares.

Proposal Summary

On March 14, 2023, the Board unanimously determined that it is advisable and in the best interests of PureCycle and its stockholders to submit this proposal to PureCycle’s stockholders to amend the Company’s Current Charter to increase the total number of authorized shares of common stock set forth in the Current Charter. The additional shares of common stock proposed to be authorized would be identical to the Company’s current shares of common stock.

There are 250 million shares of common stock authorized for issuance under the Current Charter. As of March 13, 2023, there were 163,671,123 shares issued and outstanding and 86,328,877 shares of common stock available for issuance. Of the 86,328,877 shares available for issuance, approximately 34,417,927 shares of common stock are reserved for issuance under the Company’s equity compensation plans and other outstanding instruments, primarily warrants.

Taking into account the foregoing, the Company has only 51,910,950 shares of common stock available for issuance.

The Board believes that the additional 200 million shares of common stock could be used principally in connection with future financings to fund PureCycle’s current and future capital requirements, including the funding mechanism and construction schedule of the Augusta purification facility and other anticipated facilities outside the United States, build-out of multiple Feed PreP facilities, funding needs to support other business opportunities, funding for general corporate purposes, and other challenges or unforeseen circumstances.

Furthermore, the additional authorized shares of common stock would enable us to act quickly in response to opportunities that may arise for these types of activities, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuances(s) could proceed, except as provided under Delaware law or Nasdaq’s rules. For instance, under Nasdaq’s rules, stockholder approval is required for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding.

Any additional authorized shares of common stock will be identical to the shares of common stock that are currently authorized and outstanding. The proposed increase in the number of shares of common stock will not change the number of shares of common stock outstanding, have any immediate dilutive effect or change the rights of current holders of common stock. However, to the extent that the additional authorized shares of common stock are issued in the future, these shares may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and may dilute earnings and book value on a per share basis. Stockholders do not have preemptive rights to acquire the common stock authorized by this proposal, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of shares of common stock.

If the Company were to issue additional shares of common stock, it could have an anti-takeover effect, although this is not the intent of the Board with this proposal. For instance, the Company’s authorized but unissued common stock could be issued in one or more transactions that would make a change in control of the Company more difficult or costly, and less likely. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

If this proposal is not approved by PureCycle’s stockholders, PureCycle’s financing alternatives and ability to pursue business opportunities integral to its future growth and success may be limited by the lack of sufficient unissued and unreserved authorized shares of common stock. In addition, PureCycle’s future success depends upon its ability to attract, retain and motivate key employees, which could be adversely impacted if it does not have sufficient shares of authorized common stock available to provide appropriate equity incentive awards. The Board has no present plans, arrangements or agreements to issue any of the proposed additional authorized shares of common stock. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

The increase of the number of authorized shares of common stock requires a change to the Article IV, Section 1 of the Current Charter. The text of this revision, marked to show the proposed deletions and insertions, is attached as Appendix D to this Proxy Statement.

If this proposal is approved by PureCycle’s stockholders, PureCycle’s Current Charter will be amended to increase the number of authorized shares of common stock immediately following the Annual Meeting (including any other changes approved by PureCycle’s stockholders at the Annual Meeting), such amendment to become effective upon filing and effectiveness.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, a majority of them must be voted “for” the proposal for it to be approved).

Abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Vote Recommendation: “FOR” the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL FIVE — AMEND PURECYCLE’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE INOPERATIVE PROVISIONS AND UPDATE CERTAIN OTHER MISCELLANEOUS PROVISIONS

Proposal Purpose

This proposal will, if approved by PureCycle’s stockholders, amend PureCycle’s Current Charter to eliminate inoperative or historical provisions and update certain other miscellaneous provisions.

Proposal Summary

The Board also unanimously determined in February 2023 that it is advisable and in the best interests of PureCycle and its stockholders to submit this proposal to PureCycle’s stockholders to amend the Company’s Current Charter to remove historical references and make certain other clarifying changes and updates, which the Board believes do not substantively affect stockholder rights.

Specifically,

•

Article V of the Current Charter is being amended to add the defined term “Sunset Date,” which is currently defined in Article VII, Section 3(a) of the Current Charter. If Proposal 1 is approved, the resulting changes to Article VII, Section 3(a) of the Current Charter will remove the “Sunset Date” definition. This change copies and pastes the “Sunset Date” definition from Article VII, Section 3(a) of the Current Charter to Article V. The definition itself is unchanged. If Proposal 1 is not approved, then this change will not be made.

•

Article VII, Sections 5, 6 and 7 are being amended to remove references to provisions of the Investor Rights Agreement (defined below) pertaining to the nomination and removal of directors appointed to PureCycle’s Board by certain PureCycle shareholders as such provisions are either no longer in effect or have been replaced by provisions from the Board Representation Agreement (defined below). See “Corporate Governance—Certain Relationships and Related Party Transactions—March 2022 PIPE” below for more information.

This proposal is a result of the Board’s desire to streamline PureCycle’s Current Charter, remove historical provisions that are no longer applicable and update certain other miscellaneous provisions.

The implementation of this proposal requires certain changes to Article V and Article VII, Sections 5, 6 and 7. The text of these revisions, marked to show the proposed deletions and insertions, is attached as Appendix E to this Proxy Statement.

If this proposal is approved by PureCycle’s stockholders, PureCycle’s Current Charter will be amended to eliminate inoperative or historical provisions and update certain other miscellaneous provisions immediately following the Annual Meeting (including any other changes approved by PureCycle’s stockholders at the Annual Meeting), such amendment to become effective upon filing and effectiveness.

Vote Required

The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock (meaning that of the outstanding shares of common stock, at least 66 2/3% of them must be voted “for” the proposal for it to be approved). If Proposal 1 is not approved, then the change to Article V of the Current Charter set forth above will not be made.

Abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Vote Recommendation: “FOR” the proposal to Amend PureCycle’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions.

PROPOSAL SIX — ELECTION OF DIRECTORS

PROPOSAL 6 WILL NOT BE ADOPTED IF PURECYCLE’S STOCKHOLDERS REJECT PROPOSAL 1.

If PureCycle’s stockholders approve Proposal 1 at the Annual Meeting, PureCycle’s stockholders will be asked to consider the following eight nominees for election to the Board to serve for a one year term until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal: Steven Bouck, Tanya Burnell, Daniel Coombs, Jeffrey Fieler, Allen Jacoby, Fernando Musa, Dustin Olson, and Dr. John Scott.

If PureCycle’s stockholders do not approve Proposal 1, this Proposal 6 will not be submitted to a vote of PureCycle’s stockholders at the Annual Meeting and instead Proposal 7 (Election of Class II Directors) will be submitted in its place.

The Board has nominated the above referenced eight director nominees for election at the Annual Meeting. The N&CG Committee reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote of PureCycle’s stockholders at the Annual Meeting. The Board unanimously approved the N&CG’s recommendation at its meeting on February 14, 2023. The Board expects each nominee to be able to serve if elected.

The biographies and qualifications of the eight director nominees are provided below under “Board of Directors Nominees and Qualifications.”

Vote Required

Each of the eight director nominees will be elected by a plurality of the votes cast (meaning that the number of director nominees who receive the highest number of shares voted “for” their election are elected).

“Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Vote Recommendation: “FOR” the election of each of the eight nominees for election to the Board.

PROPOSAL SEVEN — ELECTION OF CLASS II DIRECTORS

PROPOSAL 7 WILL NOT BE ADOPTED IF PURECYCLE’S STOCKHOLDERS APPROVE PROPOSAL 1.

Stockholders will be asked to vote on this Proposal 7 solely in the event that at the Annual Meeting the stockholders do not approve the proposal to eliminate PureCycle’s classified Board as described in Proposal 1.

If PureCycle’s stockholders do not approve Proposal 1, then the Current Charter will remain in effect, the Board will remain classified, the contingent resignations will be ineffective, and PureCycle’s stockholders will instead be asked to elect only the following three nominees for Class II director proposed for election, each to serve a three-year term expiring at the 2026 annual meeting of stockholders and until their successors are elected and qualified: Mr. Coombs, Mr. Fieler, and Mr. Jacoby.

The Board has nominated the above referenced three nominees for Class II director for election at the Annual Meeting. The N&CG Committee reviewed the qualifications of each of the nominees for Class II director and has recommended to the Board that each nominee be submitted to a vote of PureCycle’s stockholders at the Annual Meeting if Proposal 1 is not adopted. The Board unanimously approved the N&CG’s recommendation at its meeting on February 14, 2023. The Board expects each nominee to be able to serve if elected.

The biographies and qualifications of the three nominees for Class II director are provided below under “Board of Directors Nominees and Qualifications.”

Vote Required

Each of the three nominees for Class II director will be elected by a plurality of the votes cast (meaning that the number of director nominees who receive the highest number of shares voted “for” their election are elected).

“Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Vote Recommendation: “FOR” the election of each of the three nominees for Class II directors for election to the Board.

BOARD OF DIRECTORS

Board of Directors Nominees and Qualifications

Steven Bouck, 66, serves as an independent member of the Board and as chair of the Compensation Committee. Mr. Bouck served as the Executive Projects Manager for Waste Connections, Inc., a solid waste services company, from July 2018 until March 2022. Prior to that, Mr. Bouck served in executive leadership roles with Waste Connections as President, from September 2004 to July 2018, and as Executive Vice President and Chief Financial Officer, from February 1998 to September 2004. Mr. Bouck held various positions with First Analysis Corporation, an investment research and private equity firm, from 1986 to 1998, focusing on financial services to the environmental industry. Mr. Bouck holds B.S. and M.S. degrees in Mechanical Engineering from Rensselaer Polytechnic Institute, and a Masters in Business Administration in Finance from the Wharton School of Business. The Company believes that Mr. Bouck is well qualified to serve as a member of the Board due to his corporate leadership experience, particularly in the environmental industry.

Tanya Burnell, 46, serves as an independent member of the Board, as chair of the Audit Committee and a member of the Compensation Committee. Since 2021, Ms. Burnell has served as Vice President, Growth Equity and Sustainability, of CC Industries, Inc., an affiliate of Henry Crown and Company, a privately owned investment company. From 2013 to 2021, Ms. Burnell served as a Director of CC Industries, Inc. In her role, Ms. Burnell focuses primarily on sourcing and executing new investment opportunities, and providing strategic, financial and operational oversight to operating companies. Previously, Ms. Burnell was a Director and Co-Head of Corporate Development for UL Solutions, a global safety science company, and held various positions in the Investment Banking Division of Citigroup, a global financial institution. Ms. Burnell holds a Bachelor of Science in Business Administration from the University of Richmond, and a Master of Business Administration from the University of Chicago Booth School of Business. The Company believes that Ms. Burnell is well qualified to serve as a member of the Board due to her expertise and experience in finance, operational oversight, and strategy.

Daniel Coombs 66, serves as the Executive Chairman of the Board. Prior to joining PureCycle’s Board in June 2022, Mr. Coombs most recently served from January 2017 through July 2020 as executive vice president global manufacturing, projects and refining for LyondellBasell Industries N.V., a multinational chemical company and licensor of polyethylene and polypropylene technologies. Mr. Coombs previously served as executive vice president for LyondellBasell’s global business lines: olefins and polyolefins from January 2016 to January 2017, intermediates and derivatives from May 2015 to January 2016, and technology from May 2015 to September 2018. Mr. Coombs previously spent 37 years at Chevron Phillips Chemical Company, a petrochemical company, and Phillips Petroleum, a petroleum company, serving as senior vice president global manufacturing from December 2013 to May 2015, specialties, aromatics and styrenics from January 2012 to November 2013, and deputy general manager, Qatar Chemical Company, a chemical and plastics company from 2010 through 2011. Mr. Coombs earned his Bachelor of Science in Chemical Engineering from The Ohio State University, a Master of Science from the University of Tulsa and a Master of Business Administration from Texas A&M University. Mr. Coombs is an American Institute of Chemical Engineers Foundation Trustee and Chairman for the Corporate Council. In addition, Mr. Coombs is a registered professional engineer. The Company believes that Mr. Coombs is well qualified to serve as a member of the Board due to his broad experience in the chemicals and plastics industries. Mr. Coombs became Executive Chairman in August and is one of two directors designated by Sylebra Capital (as defined below) pursuant to the Board Representation Agreement (as defined below) described under “Director Nominations—Agreements to Nominate Certain Directors.”

Jeffrey Fieler, 53, serves as an independent member of the Board, as chair of the N&CG Committee and a member of the Audit Committee. Mr. Fieler serves as the Chief Investment Officer and Portfolio Manager, from June 2021, of Veztemida Capital Management, an asset manager. From June 2010 to March 2018, Mr. Fieler served as the Founder and Portfolio Manager of Sylebra Capital Management, a global investment manager, where he managed an active portfolio in the global technology, media and telecommunications sectors with assets under management in excess of $1.5 billion. From May 2003 until June 2010 Mr. Fieler was at Coatue

Management, a global investment manager, where he managed investment research and portfolio positions related to the Internet, Media and Telecom industries. He served as partner from May 2003 until January 2007 and as a Senior Partner from January 2007 until June 2010, From March 2000 until May 2003, Mr. Fieler was a Managing Director and Senior Internet Analyst at Bear Stearns, an investment bank. Mr. Fieler has a Masters in Business Administration from the New York University Stern School of Business and a B.A. from Brown University. The Company believes that Mr. Fieler is well qualified to serve as a member of the Board due to his broad experience in finance and investing. Mr. Fieler is one of two directors designated by Sylebra Capital pursuant to the Board Representation Agreement described under “Director Nominations—Agreements to Nominate Certain Directors.”

Allen Jacoby, 56, serves as an independent member of the Board, is a member of the N&CG Committee, and as the Board’s Lead Independent Director (“LID”) since May 2022. Mr. Jacoby serves as the Chief Strategy Officer and Senior Vice President of Corporate Development for Milliken and Company (“Milliken”), an American industrial manufacturer, since June 2021, and since 2022 also serves as Head of Innovation. Prior to this role, he was the Senior Vice President of the Plastics Additives business at Milliken, from May 2013 to June 2021, and the Business Manager of Industrial Textiles, from September 2009 to May 2013. Mr. Jacoby has served on the boards of the Plastics Industry Association and The Alliance to End Plastic Waste. Mr. Jacoby has a bachelor’s degree in Chemical Engineering from Purdue University and a Masters of Business Administration from The Wharton Business School, with dual majors in finance and entrepreneurial management. The Company believes that Mr. Jacoby is well qualified to serve as a member of the Board due to his more than 30 years of leadership experience in the chemicals and plastics industries in research and development, sales, manufacturing, business leadership, strategy and mergers and acquisitions.

Fernando Musa, 57, serves as an independent member of the Board, is a member of the Compensation Committee and Audit Committee, and served as LID until May 2022. Since March 2020, Mr. Musa has served as an Operating Partner of Advent International, a global private equity firm. Since March 2020, he has served as a Senior Advisor of Bain & Company, a global management consultancy firm, and from March to December 2020 was a member of the Advisory Board of Oxiteno, a multinational manufacturer of surfactants and chemicals. Previously, Mr. Musa served as the Global CEO of Braskem S.A., a petrochemical company, from May 2016 to December 2019, as CEO of Braskem America from May 2012 to April 2016, and as Braskem’s Vice President of Planning and Business Development in 2011. In 2010, Mr. Musa was responsible for Braskem’s Quattor Planning and Integration process. Prior to joining Braskem, Mr. Musa was a Partner of Pragma Gestão de Patrimônio Ltda., a wealth management firm, from 2008 to 2009. From 1998 to 2007, Mr. Musa was Managing Partner and Co-Head of the Latin American Practice of Monitor Group, a multinational strategy consulting practice. From 1997 to 2001, Mr. Musa served as Founding Partner of MGDK, a local consulting firm focused on turnaround and venture capital. In 1995 and 1996, Mr. Musa was a Strategic Planning Director at Editora Abril, a publishing and printing company, and was a Business Analyst and Engagement Manager at McKinsey, a worldwide management consulting firm, from 1990 to 1995. Mr. Musa also participated in the Management Trainee Program at The Dow Chemical Company in 1989. Mr. Musa received a degree in Mechanical Engineering from the Instituto Tecnológico da Aeronáutica in 1988, and also received a Masters in Business Administration from Insead in 1992. The Company believes that Mr. Musa is well qualified to serve as a member of the Board due to his vast experience in chemical sciences and his over 30 years of experience in strategic management and finance in leadership roles.

Dustin Olson, 46, serves as the Company’s Chief Executive Officer since August 9, 2022. Prior to his appointment to CEO, Mr. Olson served as PCT’s Chief Operating Officer, from March 9, 2022, to August 9, 2022, and Chief Manufacturing Officer from January 2021. Previously, Mr. Olson served as the Vice President of Advanced Polymer Solutions of LyondellBasell, a multinational chemical company and licensor of polyethylene and polypropylene technologies, from August 2018 to December 2020, where he had commercial responsibilities for all advanced polymer solution activities across Asia-Pacific, Africa, the Middle East and India. From June 2017 to August 2018, Mr. Olson served as LyondellBasell’s Director of Polypropylene Compounds, where he was commercially and functionally responsible for polypropylene compounds activities across Asia-Pacific, Africa, the Middle East and India. In addition, Mr. Olson also served as Director of Manufacturing for Compounding, Catalyst and Ethanol for LyondellBasell from June 2015 to June 2017, where he was responsible for all compounding, catalyst and ethanol manufacturing activities across the Americas. Mr. Olson received a B.S. in Chemical Engineering from the University of Missouri-Rolla, a Master’s degree in Chemical Engineering from the University of Houston, and a Masters in Business Administration from Rice University’s Jesse H. Jones Graduate School of Management. The Company believes that Mr. Olson is well qualified to serve as a member of the Board due to his vast experience in the chemicals and plastics industries business leadership and strategy.

Dr. John Scott, 71, serves as member of the Board. Dr. Scott served as Chief Science Officer and as a member of PCT LLC’s board of directors from October 2015 until March 2021. Dr. Scott currently serves as co-founder, principal, and Chief Science Officer of Innventure, an affiliate of PCT. Additionally, he has served as a senior scientific advisor to the Company’s management team since 2015. Dr. Scott is also a founder of XLTG and served as its Chief Executive Officer from 1993 to 2013. For the early part of his career, Dr. Scott was an academic scientist for various universities and government labs including the Universities of Maryland, North Carolina and Arizona and the NASA Goddard Space Flight Center. Additionally, he served as a scientific consultant to six national governments and has advised NATO and the Institute for Defense Analysis. Based on these experiences, Dr. Scott devised a systematic methodology for founding, funding and scaling start-up disruptive technology companies. Dr. Scott is a dual program Ph.D. in Physics/Astrophysics with over 60 papers published. The Company believes that Dr. Scott is well qualified to serve as a member of the Board due to his vast scientific expertise and his over 45 years of experience in scientific development, consulting and leadership.

Director Compensation

Our director compensation, as recommended by the Compensation Committee and approved by the Board, is intended to attract, retain, and reward Board members who are not employees of the Company. In consideration of the individual time commitments and the goal of aligning compensation with our stockholders’ long-term returns, our non-employee directors receive a combination of equity-based compensation in the form of restricted stock units (“RSUs”), and cash compensation.

The Compensation Committee approved the following updates to the director compensation program, effective May 11, 2022: an increase in the annual equity retainer from $100,000 to $110,000; and an increase in the base cash retainer (which is paid quarterly in advance of each calendar quarter) from $65,000 to $75,000. In accordance with the above, non-employee directors received an annual grant of RSUs on May 11, 2022, with a targeted fair market value (“FMV”) of $110,000. For purposes of the 2022 RSU grants, FMV was calculated using a 20-day trailing average stock price. The RSUs generally vest on the earlier of one year following the grant date or the regular annual meeting of stockholders which occurs in the calendar year following the calendar year in which the grant occurs.

The annual cash compensation for the Board members following the May 2022 updates is set forth below:

Annual Fee
Base Cash Retainer	$75,000
Lead Independent Director	$35,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$15,000
Non-Chair Audit Committee Members	$15,000
Non-Chair Compensation Committee Members	$10,000
Non-Chair Nominating & Corporate Governance Committee Members	$7,500

We do not provide any tax gross-ups to our non-employee directors, all of whom are solely responsible for their respective tax obligations as a result of their equity and cash compensation for Board service. Non-employee directors are reimbursed for reasonable expenses incurred in connection with their activities as directors, including attendance at director-education seminars and conferences. Directors who also serve as employees do not receive any compensation for their service on the Board.

The following table sets forth the total compensation received by our non-employee directors in 2022:

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Steven Bouck	$63,750	$91,440	—	$155,190
Richard Brenner	$16,250	—	—	$16,250
Tanya Burnell	$83,750	$91,440	—	$175,190
Dan Coombs(3)	$37,500	$482,911	$181,432	$701,843
Jeffery Fieler	$76,250	$91,440	—	$167,690
Timothy Glockner	$58,125	$91,440	—	$149,565
Allen Jacoby	$75,000	$91,440	—	$166,440
Fernando Musa	$83,750	$91,440	—	$175,190
Dr. John Scott	$53,750	$91,440	—	$145,190

1	Fees are paid quarterly in advance, and the fees for the first quarter of 2023 paid on December 31, 2022 are included.
2

Reflects the grant date fair value of 2022 RSU awards, calculated in accordance with FASB ASC Topic 718. For information regarding assumptions used in calculating these values, see Note 5 to the Consolidated Financial Statements included in our Annual Report on Form 10-K. As of December 31, 2022, the non-employee directors held the following outstanding stock awards: Ms. Burnell, 13,447 RSUs; Mr. Fieler, 13,447 RSUs; Mr. Glockner, 13,447 RSUs; Mr. Musa, 13,447 RSUs; Dr. Scott, 13,447 RSUs; Mr. Jacoby, 13,447 RSUs; Mr. Coombs, 56,868 RSUs, including an award for Mr. Coombs’ appointment as Executive Chairman effective August 5, 2022; and Mr. Bouck, 13,447 RSUs.

3

Mr. Coombs was appointed to our Board on June 1, 2022, as an independent director. Effective August 5, 2022, Mr. Coombs agreed to serve as the Company’s Executive Chairman for a one-year term running through August 4, 2023 and is being paid compensation for such service in lieu of further non-employee director compensation during the remainder of such term. During his service as Executive Chairman, Mr. Coombs will receive a base salary at an annual rate of $450,000 and an opportunity to earn a discretionary cash bonus of up to $225,000 at the end of his term as Executive Chairman based on the Board’s subjective evaluation of the success of Mr. Coombs’ oversight activities. In addition, Mr. Coombs was granted an award of RSUs with a target grant date value of $325,000, which RSUs will generally vest on August 4, 2023, subject to Mr. Coombs’ continued employment with the Company through the vesting date. The amounts reported in the “Fees Earned or Paid in Cash” column of this table reflect cash amounts Mr. Coombs received in respect of his service as a non-employee director prior to his appointment as Executive Chairman, and the amounts reported in the “All Other Compensation” column of this table reflect cash amounts received in his role as Executive Chairman. The “Stock Awards” column reflects both the RSUs Mr. Coombs received in connection with his original appointment to the Board (12,222 RSUs with a grant date fair value of $98,509) and also the grant he received in connection with his service as Executive Chairman (44,646 RSUs with a grant date fair value of $384,402).

Non-Employee Director Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our non-employee directors, with those of our shareholders. The stock ownership guideline for our non-employee directors is 3x their annual base cash retainer amount. Non-employee directors are expected to meet the applicable guideline within five years following their appointment or election as a director. As of December 31, 2022, each of our non-employee directors was either in compliance with the stock ownership guideline or was expected to meet such guideline within the applicable five-year period.

CORPORATE GOVERNANCE

Governance Overview

Our governance framework is designed to be a flexible structure for principled and effective decision-making and compliance with SEC and The Nasdaq Stock Market LLC (“Nasdaq”) requirements. Our Board is committed to developing and continually reviewing our governance framework for alignment with best practices and stakeholder interests, and acts to enhance our ability to oversee the execution of strategies that drive value for the Company, our customers, employees and stockholders. PureCycle’s key governance documents, including our Board committee charters and Code of Business Conduct and Ethics, are available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Information contained on or accessible through our website is not a part of this Proxy and included for reference only.

Board Independence

Our Board has evaluated and affirmatively determined the independence of each of Ms. Burnell and Messrs. Bouck, Fieler, Jacoby, and Musa: (i) based on each nominee’s completed questionnaire designed to solicit information about relationships that could have an impact on independence and (ii) using standards required by the SEC and Nasdaq. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with PureCycle and all other facts and circumstances the Board deemed relevant in determining a director nominee’s independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described below including the agreement between Mr. Jacoby’s employer and PCT as described below. See “Certain Relationships and Related Party Transactions—Milliken Agreement.”

Each member of our three standing committees is independent under applicable SEC and Nasdaq rules.

Board Leadership and Committee Structure

Our Board regularly reviews the Board’s leadership structure and the standing committees’ responsibilities and composition. The structure and composition of PureCycle’s Board and its committees are intended to leverage the diverse perspectives of the Board members and promote effective oversight. Our Board leadership structure is currently composed of an Executive Chairman (“Chairman”), a Lead Independent Director (“LID”), an independent Audit, N&CG and Compensation Committee Chair and the CEO.

Mr. Combs serves as the Board’s Chairman. The Chairman’s activities include, but are not limited to, the following:

●	Serves as a liaison between the Board and CEO.

●	Serves in a strategic and leadership capacity and CEO oversight and support in PureCycle’s ramp up in UPR resin production.

Mr. Jacoby currently serves as the Board’s LID, replacing Mr. Musa effective May 2022. The LID’s activities include, but are not limited to, the following:

●	Develop, in collaboration with the Chairman and CEO, an annual set of topics to be addressed in Board agendas with a focus on the areas of board responsibility.

●	Review and consult with the Chairman on the quality, quantity and timeliness of information sent to the Board.

●	Preside over executive sessions of independent Board members.

●	Lead the Board’s evaluation of the CEO.

●	Call meetings of the independent members of the Board.

●	Communicate feedback to the Chairman from sessions of the independent directors.

●	Provide advice and counsel to the Chairman and other senior management, where appropriate.

●	Maintain availability for communications with major stockholders and other stakeholders, as appropriate.

●

Consult with the Chairman on the retention of outside consultants retained specifically for the Board, and authorize the retention of consultants when engagement for directors at the exclusion of the Chairman is deemed appropriate in the LID’s judgment.

●	Coordinate with the Chairman on development of crisis management procedures.

●	Serve as interim chairman in the event of an unforeseen vacancy in the Board Chairmanship.

Our Board believes separating the roles of Chairman and CEO combined with having an LID is in PCT’s and our stockholders’ best interests. The leadership structure with the division of responsibilities listed above supports the Board’s risk oversight efforts because it enables the Chairman to support both the Board and the CEO with balancing long-term strategic development and operations planning and implementation as PCT continues to expand as we begin commercial UPR resin production.

The current membership and function of each standing committee is described below. Each committee operates under a written charter adopted by the Board and reviewed annually. Committee charters are available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Each committee meets, and will continue to meet, the composition requirements set forth pursuant to Nasdaq’s rules.

Committee Assignments
	Bouck	Burnell	Coombs*	Fieler	Glockner+	Jacoby	Musa	Olson*	Scott*
Audit		C		X			X
Compensation	C	X					X
Nominating & Corporate Governance				C		X

All standing committee members are independent

*	Not independent
+	Mr. Glockner resigned from the Board effective as of this Annual Meeting.

Audit Committee
Chair	Tanya Burnell
Members:	Jeffrey Fieler	Fernando Musa
Meetings Held in 2022:	11

Committee Responsibilities:

●	appoint, evaluate, approve the compensation of our independent registered public accountants;

●	review and approve with our independent registered public accountants the scope and results of the audit engagement;

●	review the independence and qualifications of our independent registered public accountants;

●	pre-approve audit and permissible non-audit services provided by our independent registered public accountants;

●	review our financial statements with management and our independent registered public accountants;

●	review the adequacy of our internal accounting controls, legal and regulatory compliance and risk assessment and management;

●	review and approve related-party transactions in accordance with our Related Party Transaction

Policy and Procedures as described below;

●	oversee our regulatory and legal compliance; and

●	oversee our Code of Business Conduct and Ethics Policy.

The Board has determined that all members of the Audit Committee meet heightened independence and qualification criteria as well as meet the financial literacy requirements in accordance with Nasdaq listing standards and SEC rules. The Board has determined that each Audit Committee member qualifies as an “audit committee financial expert” as defined under SEC rules. See page          for the “Audit Committee Report” below.

Compensation Committee
Chair:	Steven F. Bouck
Members:	Tanya Burnell	Fernando Musa
Meetings Held in 2022:	10

Committee Responsibilities:

●	oversee compensation risk, structure and philosophy;

●	approve and evaluate executive officer compensation plans, policies and programs;

●	review and recommend director compensation;

●	review and approve compensation for our executive officers other than the CEO, and recommend to the Board the compensation for the CEO;

●	administer employee benefit programs;

●	oversee our human capital management strategy, including diversity and inclusion initiatives; and

●	oversee our executive and director stock ownership policy.

The Board has determined that all members of the Compensation Committee meet heightened independence and qualification criteria in accordance with Nasdaq listing standards and SEC rules. The Compensation Committee’s charter permits it to retain independent advisors, delegate authority to a subcommittee, and delegate to management authority to approve awards or grants under our equity incentive plan. See CD&A section below for more information.

Nominating & Corporate Governance Committee
Chair:	Jeffrey Fieler
Members:	Allen Jacoby
Meetings Held in 2022:	5

Committee Responsibilities:

●

review Board structure and composition, consider potential director nominees recommended by other Board members and individual stockholders, and recommend director candidates based on identified criteria;

●	recommend, as needed, a Lead Independent Director;

●	review Board and committee self-evaluation process and meeting procedures;

●	review corporate governance framework, including risks relating to governance policies and procedures;

●	administer employee benefit programs;

●	oversee and review with management stockholder engagement; and

●	support Board’s oversight of company’s sustainability, environment, social and governance program.

The Board has determined that all members of the N&CG Committee are independent in accordance with Nasdaq listing standards and SEC rules. The N&CG Committee’s charter permits the N&CG to retain independent advisors, investigate matters within its scope of authority, and delegate authority to a subcommittee.

Director Meeting Attendance

The Board encourages all directors to attend each meeting of the Board, but has not implemented any policies or procedures to mandate attendance. In 2022, the Board met 23 times, and all directors attended at least 75% of the Board meetings, except Mr. Glockner who attended 58% of the Board meetings. All committee members attended all meetings of the committees on which they served. All Board members serving at the time of the 2022 annual meeting of stockholders attended the 2022 annual meeting of stockholders.

Executive Sessions

The independent members of the Board met in five executive sessions, which were presided over by the LID.

Board’s Role in Risk Oversight

The Board, along with its committees, reviews and oversees PCT’s risk management program and processes. While management is responsible for PCT’s day-to-day risk management activities, the Board works with management to assess our key short-and long-term risks and mitigation efforts relating to, among other things, our long-term strategic planning and operations implementation as PCT continues to expand. The Board is also focused on, among other things, the following:

●

Operational Goals: Completing our Ironton facility, identifying and accessing adequate waste polypropylene (“feedstock”) for UPR resin production – including expanding our regional “PreP” facility strategy.

●	Capital Management: Effective financial planning to limit potential revenue fluctuations based on our business model and acquiring sufficient capital to meet our long-term growth plans.

●

Cybersecurity: PCT’s “Born Digital” strategy is designed to drive maximized production and minimize operating costs through a combination of stable operations, reliability, production optimization, and digitalization. Cybersecurity is a strategic business enabler, PCT’s organizational design must support cyber risk management, including cybersecurity insurance coverage. Our Board believes that overseeing and understanding our cybersecurity and information integrity risks are critical to our success.

●

Succession Planning: The Board has implemented a process for developing and monitoring succession plans for the Company’s CEO, and intends to implement similar processes for the Company’s other members of the executive management team.

●

Sustainability: PCT’s opportunity to contribute to a sustainable supply chain for our customers is among our key value propositions. The Board receives reports and details about our sustainability strategy development.

●

Human Capital Management: The Board and management know PCT’s success requires skilled and motivated employees and leaders with the necessary expertise to execute our strategy. Recognizing the crucial role employees play in our overall strategy, developing and retaining top talent is a priority. The Board regularly discusses with management PCT’s efforts to recruit a diverse, talented team.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to our directors, officers and employees, including our CEO, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website at https://ir..purecycle.com/corporate-governance/governance-documents. Our Board is responsible for overseeing the Code of Conduct and must approve any amendments, waivers and exceptions to the Code of Conduct for executive officers and directors. Our Chief

Financial Officer and General Counsel must approve any amendments, waivers and exceptions to the Code of Conduct for our employees. We intend to disclose future amendments to the Code of Conduct, or waivers of certain provisions as they relate to our directors and executive officers at the same location on our website to the extent required by applicable rules and exchange requirements. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Board Composition and Refreshment

Board Diversity

Our Board members embody age, gender, and professional diversity. With directors from the automotive, chemicals, environmental, and finance industries, and with leadership experience in technology development, aerospace, marketing, environment and brand building – the Board’s professional experience represents a diversity of perspectives essential to PCT’s successful commercial scaling launch and on-going effective risk oversight.

The demographic information presented below is based on voluntary self-identification by each nominee. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f). PureCycle has one director identifying as female and a second director identifying as a member of an underrepresented community, meeting Nasdaq’s diverse director listing requirements.

Diversity Matrix

Diversity Matrix (as of March 31, 2023)*
Total Number of Directors			9

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8	0	0

Number of Directors–who identify in any of the categories below
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
*	The above matrix presents information about each director on the Board as of the Annual Meeting and includes Mr. Glockner who is not standing for re-election at the Annual Meeting.

Diversity Matrix (as of March 31, 2022)
Total Number of Directors			9

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	7	0	0

Number of Directors–who identify in any of the categories below
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Nominations

The N&CG Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those individuals for election to PCT’s Board. The N&CG Committee recommends directors who have the professional experience, qualifications, skills and attributes to guide the Company and function effectively. The N&CG Committee believes that gender, racial and ethnic diversity on the Board is important and considers those factors in connection with the continuing composition of the Board and any new director-nominees. The N&CG Committee is also responsible for making recommendations to the Board of the criteria to be used by the N&CG Committee in seeking nominees for election to the Board.

Agreements to Nominate Certain Directors

Pursuant to a letter agreement entered into between Pure Crown LLC (“Pure Crown”) and PCT, dated October 5, 2020, Pure Crown is entitled to select one director to the Board (the “Pure Crown Director”), and Pure Crown has designated Ms. Tanya Burnell as the Pure Crown Director. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.

Furthermore, pursuant to the Board Representation Agreement (as defined below) entered into with Sylebra Capital Management (“Sylebra Capital”) in connection with the Offering (as defined below), Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the Company’s common stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the Company’s common stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra Capital is currently entitled to designate two directors for nomination, and has designated Mr. Fieler and Mr. Coombs to serve on the board of PCT.

Stockholder Nominations & Filling Vacancies

Pursuant to Section 8 of our Bylaws, subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and the agreements referenced above in “Agreements to Nominate Certain Directors,” the Current Charter provides that, until the Sunset Date, directors may be removed by the stockholders only for cause and following the Sunset Date, directors may be removed by the stockholders with or without cause, in each case, by the affirmative vote of the holders of a majority of the voting power of the outstanding voting stock, voting together as a single class, at any annual meeting or special meeting of the stockholders where the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed. Subject to the exceptions and requirements noted above, if Proposal 1 is adopted, directors may be removed by the stockholders at any time, with or without cause.

Subject to (a) the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and (b) the agreements referenced above in “Agreements to Nominate Certain Directors,” newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred (or, if Proposal 1 is adopted or if such directorship was created or vacancy occurred after the Sunset Date, until the next annual meeting of stockholders) and until such director’s successor has been elected and qualified (or, if Proposal 1 is adopted, until such director’s successor is duly elected and qualified or until his or her earlier death, disability, resignation, disqualification or removal). No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

Board Orientation and Continuing Education

The Board was formed in March 2021 with PCT’s public listing. The N&CG Committee is leading the development of a Board orientation and onboarding program for new directors. Onboarding includes ensuring new directors since March 2021 are integrated into the Board, understand details of PCT’s strategy and are receiving the information needed to guide our growth and expansion – including the policies and procedures applicable to Board members. Additionally, the N&CG Committee ensures the Board, including new directors, have the opportunity to engage with PCT’s management and senior leadership team.

The Board encourages PCT’s directors to pursue continuing education programs focused on PCT’s business and their roles and responsibilities as public company directors. We reimburse PCT’s directors for the costs of these programs. As of December 31, 2022, Mr. Fieler has obtained the National Association of Corporate Directors’ Directorship Certification.

Board and Committee Evaluations

The Board and each of the Audit, Compensation and N&CG Committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The N&CG Committee oversees the evaluation process and each committee chair reports the results to the committees and to the full Board following the end of each year. The Executive Chairman reports the results of the Board evaluations during an executive session of the Board.

Related Party Policy and Transactions

The Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of the Audit Committee provides that the Audit Committee will review and approve in advance any related party transaction.

Our Board’s Related Party Transaction Approval Policy requires, among other things, that:

•	The Audit Committee shall review the material facts of all related person transactions.

•

In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•

In connection with its review of any related person transaction, the Company shall provide the Audit Committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of the Company in connection with such related person transaction.

•	If a related person transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Certain Relationships and Related Party Transactions

The following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which the Company has been or is to be a participant and:

•	the amount involved exceeded or exceeds $120,000; and

•

any of the Company’s directors, director nominees, executive officers, or holders of more than 5% of the Company’s common stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Sylebra Credit Facility

On March 15, 2023, PCT entered into a $150.0 million revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Revolving Credit Agreement”) with PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC (the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent”), which matures on June 30, 2024. The Lenders and their affiliates are greater than 5% beneficial owners of PCT. Borrowings under the Revolving Credit Agreement may be used for working capital, capital expenditures and other general corporate purposes and satisfies the financing obligation imposed upon PCT by the limited waiver entered into on the same date.

Amounts outstanding under the Revolving Credit Agreement bear interest at a variable annual rate equal to Term SOFR (as defined in the Revolving Credit Agreement) in effect for such period plus an applicable margin. The applicable margin is equal to (i) 5.00% from the Closing Date through June 30, 2023, (ii) 10.00% from July 1, 2023 through September 30, 2023, (iii) 12.50% from October 1, 2023 through December 31, 2023, (iv) 15.00% from January 1, 2024 through March 31, 2024, and (v) 17.50% thereafter. PCT is also required to pay (i) an up-front fee equal to 0.75% times $150 million—the total aggregate commitment for the

Revolving Credit Facility—to the Lenders, payable at closing and (ii) a commitment fee equal to 0.25% per annum based on the actual daily unused amount of the Revolving Credit Facility, payable quarterly. Subject to timely prior written notice and payment of breakage fees, if any, PCT may at any time and from time to time (i) terminate all or any portion of the commitments under the Revolving Credit Agreement and/or (ii) prepay all or any portion of any outstanding borrowings.

The Revolving Credit Agreement contains representations, covenants and events of default that are customary for financing transactions of this nature. Amounts outstanding under the Revolving Credit Agreement are guaranteed by the Guarantors, and are secured by a security interest in substantially all of the assets of PCT. Any majority-owned direct or indirect subsidiaries of PCT formed after the closing date of the Revolving Credit Facility will also be required to guaranty the obligations under the Revolving Credit Agreement and grant security interests in substantially all of their respective assets.

As of the date of this Proxy Statement, PCT has paid the above-referenced commitment fee but has otherwise not drawn down on the Revolving Credit Agreement and has not paid any interest to the Lenders.

SK Joint Venture Agreement

On October 20, 2022, PCT and SK geo centric Co., Ltd. (“SK”) executed a joint venture agreement (the “JVA”) for the establishment of a South Korean company that will construct and operate a UPR resin purification facility in Ulsan, South Korea. The JVA sets forth the conditions precedent for the establishment of the South Korean-based company (“JV Company”), as well as the framework for the operating structure of the JV Company. Each of the Company and SK will hold an equal ownership interest in the JV Company.

March 2022 PIPE

On or before March 7, 2022, PCT entered into subscription agreements (the “March Subscription Agreements”) with certain investors (the “March Investors”), pursuant to which PCT agreed to sell to the March Investors, in a private placement, an aggregate of 35,714,272 shares of PCT’s common stock and Series A warrants to purchase an aggregate of 17,857,136 shares of common stock (the “Series A Warrants”, and the shares of common stock issuable upon exercise of the Series A Warrants, the “Warrant Shares”) at a price of $7.00 per share of common stock and one-half (1/2) of one Series A Warrant (the “Offering”). Messrs. Michael Otworth (approximately $1 million) and Jeffrey Fieler (approximately $5 million) participated in the Offering as Investors. Additionally, entities and individuals affiliated with Sylebra Capital (as defined above), SK Geo Centric Co., Ltd., Samlyn Capital, LLC, Mr. Glockner and Pure Crown, each a greater than 5% owner of PCT, also participated in the Offering (approximately $204 million). The Offering closed on March 17, 2022.

As part of the March Subscription Agreements, PCT was required to prepare and file a registration statement (the “March PIPE Registration Statement”) with the SEC under the Securities Act, covering the resale of the shares of Common Stock and the Warrant Shares. PCT was required to have such March PIPE Registration Statement declared effective by the SEC within 60 calendar days (or 90 calendar days in the event of a “full review” by the SEC) following the closing of the Offering. The March PIPE Registration Statement was filed with and declared effective by the SEC within the required time period.

As additional consideration for Sylebra Capital agreeing to participate in the Offering as a March Investor, the Company entered into a board representation agreement with Sylebra Capital (the “Board Representation Agreement”). Pursuant to the Board Representation Agreement, Sylebra Capital was granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the Company’s common stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the Company’s common stock, subject to certain exceptions. The Board Representation Agreement will terminate upon the earlier of when (i) Sylebra Capital together with its affiliates beneficially owns less than 50.0% of the securities purchased in the Offering and (ii) Sylebra Capital together with its affiliates beneficially owns less than 10.0% of the Company’s common stock. The Board Representation Agreement is effective upon the closing of the Offering.

Investor Rights Agreement

On March 17, 2021, PureCycle Technologies LLC (“Legacy PCT”) consummated the business combination (“Business Combination”) with, among other parties, Roth CH Acquisition I Co., a Delaware corporation (“ROCH”) and Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly owned direct subsidiary of ROCH (“ParentCo”) pursuant to the Agreement and Plan of Merger dated as of November 16, 2020, as amended from time to time (the “Merger Agreement”). At the Closing of the transactions contemplated by the Merger Agreement, Legacy PCT, among other parties, entered into an Investor Rights Agreement (“Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, Legacy PCT unitholders have agreed, subject to certain limited exceptions, not to transfer ParentCo Common Stock received in the Business Combination except as follows:

•

From and after the six-month anniversary of the Closing Date, each Founder (as defined in the Investor Rights Agreement and including Mr. Otworth, Mr. David Brenner, Dr. Scott, Mr. Richard Brenner, entities affiliated with Mr. Glockner, entities affiliated with Mr. Otworth, Dr. Scott and Mr. Richard Brenner, and Pure Crown) may sell up to 20% of such Founder’s ParentCo Common Stock and each Legacy PCT unitholders that is not a Founder may sell up to 33.34% of such Legacy PCT unitholders’ ParentCo Common Stock.

•

From and after the one-year anniversary of the Closing Date, each Founder may sell up to an additional 30% of such Founder’s ParentCo Common Stock and each Legacy PCT unitholders that is not a Founder may sell up to an additional 33.33% of such Legacy PCT unitholders’ ParentCo Common Stock.

•

From and after the Ironton Facility becoming operational, as certified by Leidos, an independent engineering firm, each Founder may sell up to an additional 50% of such Founder’s ParentCo Common Stock and each Legacy PCT unitholders that is not a Founder may sell up to an additional 33.33% of such PCT shares of ParentCo Common Stock; provided that, in the case of The Procter & Gamble Company, such lock-up will terminate in any event no later than April 15, 2023.

The Investor Rights Agreement also contains registration rights in favor of the Legacy PCT unitholders and ROCH stockholders pursuant to which the Company will be obligated to file a registration statement to register the resale of certain securities of the Company held by the holders under the Investor Rights Agreement (the “IRA Holders”). IRA Holders also have certain demand rights and “piggy-back” registration rights, subject to certain requirements and customary conditions. The required resale registration statement was filed with and declared effective by the SEC within the required time period.

Milliken Agreement

On March 15, 2019, Milliken, Mr. Jacoby’s employer, and PureCycle entered into a 10-year exclusive supply agreement (the “Milliken Agreement”) under which Milliken will supply PureCycle with certain additives needed for PCT’s UPR resin production. Pricing is not specified in the Milliken Agreement, but the agreement notes that pricing will be “reasonable,” reflecting industry conditions with initial pricing negotiated in good faith. Based on current market rates and conditions and PureCycle’s forecasted operations timeline, the Company estimates that the additives needed for 2023 under the Milliken Agreement will cost approximately $1,180,400, however, no payments are owed until Milliken delivers products ordered.

Anti-Hedging Policy

The Company’s Insider Trading Policy, applicable to all of our officers, directors and employees, and certain third party contractors, imposes prohibitions on (i) short sales of the Company’s securities, (ii) put options, call options or other derivative securities, (iii) entering into other hedging transactions, (iv) pledging, hypothecating or otherwise using Company securities as collateral for a loan or other form of indebtedness, including, without limitation, holding Company securities in a margin account as collateral for a margin loan. Parties subject to the Company’s Insider Trading Policy are also prohibited from engaging in hedging transactions relating to our stock. Additionally, spouses, minor children and any other family member sharing the same household as the directors, officers and employees are similarly prohibited from engaging in such hedging transactions.

Clawback Policy

On March 17, 2021, the Board adopted a Compensation Clawback and Recoupment Policy, pursuant to which we may recover certain incentive payments granted or received by current or former corporate officers in the event an accounting restatement is required, and the Board determines that the current or former corporate officers willfully contributed to the event requiring the accounting restatement. On February 22, 2023, Nasdaq submitted to the SEC proposed listing standards. Following SEC approval, we will amend our existing policy for compliance within 60 days following the effective date of the approved listing standards.

Communications with the Board

Interested parties may communicate with the Company by letter addressed to Investor Relations, PureCycle Technologies, Inc., 5950 Hazeltine National Drive, Suite 300, Orlando, Florida 32822, or by e-mail to Investor Relations at investorrelations@purecycle.com.

The Company implemented a Stockholder Communications Policy (“Communications Policy”)

governing communications between stockholders and the Board. Under the Communications Policy, PCT’s Corporate Secretary has the general responsibility for receiving and reviewing communications addressed to the Board, however stockholders may address communications to the N&CG chair for any communication intended specifically for non-employee directors. Interested parties may communicate with our Board by mailing any inquires to the Board c/o the Corporate Secretary at PureCycle Technologies, Inc., Attn: Brad S. Kalter, 5950 Hazeltine National Drive, Suite 300, Orlando, Florida 32822 or by email at the following address: corporatesecretary@purecycle.com.

PROPOSAL EIGHT — RATIFY GRANT THORNTON, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 21, 2023

Our Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and we are submitting that appointment to our stockholders for ratification on an advisory basis at the meeting. Although stockholder ratification of Grant Thornton’s appointment is not legally required, we are submitting this matter to the stockholders as a matter of good corporate practice. In determining whether to appoint Grant Thornton as our independent registered public accounting firm, the Audit Committee considered a number of factors, including, among others, the firm’s qualifications, industry expertise, prior performance, control procedures, proposed staffing and the reasonableness of its fees on an absolute basis and as compared with fees paid by comparable companies.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Board Vote Recommendation: “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Grant Thornton and may appoint that firm or another without re-submitting the matter to the stockholders. Even if stockholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests.

The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Grant Thornton for the years ended December 31, 2022 and 2021. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit Committee, and the Audit Committee considers the provision of such non-audit services when evaluating the accounting firm’s independence.

	2022	2021
Audit Fees(1)	$789,214	$596,350
Audit-Related Fees	90,000	—
Tax Fees(2)	—	209,570
All Other Fees(3)	—	—
Total Fees	$879,214	$805,920

1.

Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, and review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, issuances of comfort letters and consents for securities offerings and for other services that only the Company’s independent registered public accounting firm can reasonably provide.

2.	Includes fees for professional services in connection with tax compliance, planning and advice.
3.	Includes fees for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees. No such fees existed for the years ended December 31, 2022 and 2021.

Grant Thornton has advised us that one or more of its partners will be present at the meeting. We understand that these representatives will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

Our Audit Committee has oversight authority over PCT’s financial reporting function, including our internal controls over financial reporting (“ICFR”) and our external independent audit process. In carrying out its oversight responsibilities, the Audit Committee:

•

monitors management’s responsibility for fairly presenting our financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) by maintaining accurate and reliable financial information through our ICFR processes;

•	appoints our independent auditor; and

•	regularly communicates with our independent auditor regarding the scope and status of its annual audit of our consolidated financial statements, including our ICFR.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out an audit of the Company’s annual financial statements and the Company’s internal control over financial reporting, and expressing opinions as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting, based on its audits.

As part of the Audit Committee’s oversight of the Company’s financial statements, the Audit Committee reviews and discusses with management, the financial controls team and the Company’s independent auditor, management’s key initiatives and programs aimed at maintaining and improving ICFR, the effectiveness of the Company’s internal and disclosure control structure and the scope and adequacy of the Company’s internal auditing program.

The Audit Committee met 11 times in 2022, which included, whenever appropriate, four executive sessions in which the Audit Committee met separately with Grant Thornton, LLP, our independent registered public accounting firm, as well as representatives of management. During 2022, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in PCT’s Annual Report on Form 10-K for the year ended December 31, 2022 with management. Also during 2022, the Audit Committee discussed with Grant Thornton: (i) those matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements; (ii) the written disclosures required by the PCAOB regarding the independent auditor’s communications with audit committees concerning independence; (iii) Grant Thornton’s independence and considered the effects that the provision of non-audit services may have on Grant Thornton’s independence; and (iv) various other matters pertaining to the audit and other matters handled by Grant Thornton.

Among other matters, over the course of the past year, the Audit Committee also:

•	appointed, compensated, retained, evaluated and oversaw our independent registered public accounting firm;

•	discussed with our independent registered public accounting firm its independence from management;

•	reviewed critical audit matters;

•	reviewed with our independent registered public accounting firm the scope and results of its audit;

•	approved all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	oversaw the financial reporting process and discussed with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewed and monitored our accounting principles, accounting policies, financial and accounting;

•	monitored our controls and compliance with legal and regulatory requirements; and

•	established procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Taking all of these reviews and discussions into account and subject to the limitations on the role and responsibilities of the Audit Committee referred to in its charter, the undersigned Audit Committee members recommended that the Board include the Company’s audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee has established procedures for the receipt and evaluation, on a confidential basis, of any complaints or concerns regarding our accounting, auditing, financial reporting or related matters. To report such matters please send correspondence to auditcommittee@purecycle.com.

Submitted by the Audit Committee of the Board of Directors

Tanya Burnell, Chair

Jeffrey Fieler

Fernando Musa

PROPOSAL NINE—ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Purpose

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd- Frank Act”) Section 14A of the Exchange Act, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers.

Proposal Summary

The Board encourages stockholders to carefully review the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the Compensation Tables, for a thorough discussion of the Company’s compensation program for named executive officers.

The Company’s executive compensation program is designed to attract, develop, and retain motivated executives and key employees who possess the appropriate skill sets and leadership expertise to execute on our long-term strategy. The Company also seeks to design executive compensation to align the interests and objectives of its executives with stockholder interests. The Company’s Compensation Philosophy is supported by a variety of foundational principles, including that the Company believes all team members should be encouraged to “act like owners” by providing annual equity awards to all team members to promote engagement and differentiate the Company from others in the market.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although the Board and the Compensation Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Vote Recommendation: “FOR” the advisory resolution to approve named executive officer compensation.

PROPOSAL TEN—ADVISORY APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Purpose

The Dodd-Frank Act and Section 14A of the Exchange Act also requires the Company to submit to its stockholders a resolution subject to an advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur every one year, two years or three years. This is the first time such advisory vote has been presented to the Company’s stockholders.

Proposal Summary

The Board values the stockholders’ opinions and believes it would benefit from direct, timely feedback on the Company’s executive compensation program, and as such, believes that it would be appropriate and in the best interests of the Company for an advisory vote to approve the compensation of the Company’s named executive officers to take place each year.

Accordingly, the Board recommends that stockholders vote for every “one year” as the frequency of the advisory vote to approve the compensation of the Company’s named executive officers.

The following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the stockholders advise the Company to hold a stockholder advisory vote on the approval of the compensation of the Company’s named executive officers every:

•	one year;

•	two years; or

•	three years.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors, the N&CG Committee or the Compensation Committee. However, the Board of Directors and the N&CG Committee and the Compensation Committee will carefully consider the outcome of the vote when determining the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted for “1 Year,” “2 Years,” or “3 Years” for it to be approved).

Abstentions and broker non-votes will have no effect on the vote for this proposal.

Vote Recommendation: “FOR ONE YEAR” as the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers.

EXECUTIVE OFFICERS

The following is biographical information for our current executive officers as of the date of this proxy statement. For biographical information regarding Mr. Olson, please refer to the section above titled “Board of Directors.”

Lawrence Somma, 56, serves the Company’s Chief Financial Officer, from November 2021, and most recently served as Vice President, Finance Strategy & Transformation, at LyondellBasell Industries N.V. from February 2020 to November 2021. Mr. Somma previously served as LyondellBissell’s Vice President, Corporate Treasurer from October 2013 until February 2020. Mr. Somma previously was employed by Hyatt Hotels Corporation from 2008 through 2013, serving as Senior Vice President and Treasurer from 2008 through 2012 and Senior Vice President, Real Estate and Capital Strategy from 2012 through 2013. Mr. Somma has held various finance-related positions at a number of other companies, including Lennar Corporation from 2006 through 2008, Sara Lee Corporation from 2000 through 2006, Fisher Scientific from 1997 through 2000, and General Motors Corporation from 1989 through 1997. Mr. Somma attended Cornell University where he earned his Bachelor of Science in 1988 and his Masters in Engineering Management in 1989. Mr. Somma received his Masters in Business Administration from the University of Buffalo in 1992.

Brad Kalter, 56, serves as the Company’s General Counsel and Corporate Secretary, from January 2021. Previously, Mr. Kalter served as General Counsel, Chief Legal Officer and Secretary of United Insurance Holdings Corp., a property and casualty insurance holding company, from February 2019 to January 2021. From October 2015 to February 2019, Mr. Kalter served as Executive Vice President, General Counsel and Corporate Secretary of Exide Technologies (“Exide”), a battery manufacturing and energy storage business, overseeing global legal from 2015 to February 2019. Mr. Kalter was responsible for overseeing the legal functions of the organization including corporate governance, compliance, litigation and subsidiary management, as well as overseeing legal aspects of corporate financing transactions and mergers and acquisitions. Mr. Kalter previously served as Vice President, Deputy General Counsel and Corporate Secretary at Exide from 2009 to September 2015 and also as Exide’s Deputy General Counsel and Corporate Secretary, from 2006 to 2008. Prior to joining Exide, Mr. Kalter served as General Counsel at Cotton States Insurance Group, a multi-line insurance group, from 1999 through 2003. Mr. Kalter holds a J.D. from Emory University and a B.A. in Political Science and Communications from the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

PureCycle’s executive compensation program is designed to attract, develop, and retain motivated executives and key employees who possess the appropriate skill sets and leadership expertise to execute on our long-term strategy. We analyze peer group and survey data to help ensure that our executive compensation program is market-competitive. We also seek to design executive compensation to align the interests and objectives of our executives with shareholder interests. We provide annual equity awards to all team members to encourage them to “act like owners” and strategically differentiate ourselves from others in the market.

The Compensation Discussion and Analysis that follows describes how this compensation philosophy applied to each Named Executive Officer (“NEO”) and their compensation for 2022.

Our 2022 NEOs were:

Name	Title
Dustin Olson	Chief Executive Officer
Michael Otworth	Former Chief Executive Officer
Lawrence Somma	Chief Financial Officer
Brad Kalter	General Counsel and Corporate Secretary
David Brenner	Former Chief Commercial Officer

2022 Key Leadership Changes

Michael Otworth served as our Chief Executive Officer until his resignation, effective August 5, 2022. During 2022, Dustin Olson served as our Chief Manufacturing Officer from January 1 through August 4, 2022 and as our Chief Operating Officer from March 9 through August 4, 2022, and was appointed Chief Executive Officer effective August 5, 2022 in connection with Mr. Otworth’s resignation. David Brenner served as our Chief Commercial Officer until May 13, 2022 and his employment with the Company was terminated effective September 30, 2022.

Pay Practices Supporting Good Governance

Compensation Risk Controls

The Compensation Committee works with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2022 did not identify any significant compensation-related risks and concluded that our compensation programs encourage actions aligned with the interests of stockholders. The analysis concluded there was a sufficient balance among fixed versus variable pay, cash and equity, and corporate and individual goals. The Compensation Committee also concluded there are appropriate policies and controls in place to mitigate compensation-related risks. As a result, we determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on PureCycle.

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers, including our NEOs, with those of our shareholders. Executive officers are expected to meet the applicable guideline within five years following their hire date, elevation to an executive position or the Company’s public listing, whichever is later. As of December 31, 2022, each of our continuing NEOs was either in compliance with the stock ownership guideline or was expected to meet such guideline within the applicable five-year period.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	Compliance Status
Dustin Olson, CEO	4X	Yes
Lawrence Somma, CFO	3X	On Track*
Brad Kalter, General Counsel & Secretary	3X	On Track*

*	Based on current and expected annual equity awards, it is anticipated the individual will meet the required minimal holdings by the end of the applicable five-year period.

No tax gross ups

We have not entered into agreements with our NEOs that provide for tax “gross-ups.”

Incentive awards capped

Compensation under our long-term incentive (“LTI”) program and short-term incentive (“STI”) program are capped at 200% of target. We believe a 2x multiple for incentive compensation, requiring significant performance above target, provides appropriate upside potential while also serving as a key risk mitigator in our plan.

Limited Perquisites.

We believe that perquisites, as a general rule, should not form a material component of executive compensation. In 2022, the Compensation Committee approved enhanced annual physicals for NEOs. The cost of the physical and any required lodging associated with such physical are reimbursed by the Company. There are no other significant executive perquisites.

How We Make Executive Compensation Decisions

Compensation Committee Role

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Compensation Committee’s primary duties and responsibilities. The charter is available on the Investor Relations page on the PureCycle website. The Compensation Committee discharges certain responsibilities of our Board with respect to the compensation of our NEOs, including reviewing our executive compensation programs, recommending compensation levels for our CEO to the Board, and approving compensation for our executive officers other than our CEO. Further, the Compensation Committee is responsible for reviewing, discussing, and approving the Compensation Discussion and Analysis and the accompanying Compensation Committee Report for inclusion in the annual proxy statement that we file with the SEC.

Independent Compensation Consultant

The Compensation Committee engages an external compensation consultant, who reports directly to the Compensation Committee and provides competitive market data, analysis and other resources to assist with our overall executive compensation strategy. In 2022, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with designing executive and director compensation, as well as compensation for our executive officers, consistent with market practices and our selected peer group, including compensation philosophies, strategies, pay levels, decision-making processes, and other matters within the scope of the Compensation Committee’s charter. FW Cook does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest during fiscal year 2022. The Compensation Committee deemed FW Cook independent for 2022.

Chief Executive Officer Role

Our CEO recommends to the Compensation Committee, in the case of other executive officers, base salary amounts, STI and LTI awards as well as potential adjustments to same based on individual performance.

Expected Annual Say-on-Pay Vote

We believe our shareholders should have the opportunity to annually assess our executive compensation programs and have submitted for approval by our shareholders a proposal for an annual “Say-on-Pay” vote.

Peer Group for Executive Compensation

We used data from a peer group to assist the Compensation Committee in setting each NEO’s compensation, and we generally seek to approximate the median of our peer group (described below) with respect to the total direct compensation (base salary, target STI, and target LTI) of our NEOs. However, given our status as a pre-revenue company and the need to retain key talent, 2022 LTI awards to our NEOs were generally designed to exceed this level. Further, market data is just one of several factors that we examine in determining compensation levels. Pay for an NEO may be above or below market based on other factors, including an individual NEO’s performance, experience, responsibilities or tenure in a role, any special skills, and market demand.

The initial peer group for the Company was approved in November 2021 based on various objective and subjective criteria including the following:

•	Competitors for Business—industry competitors; companies subject to similar economic opportunities and challenges;

•	Competitors for Talent—direct and related industry companies in which PureCycle could reasonably compete for executive talent;

•	Scale—companies of similar market cap and revenue size, but companies may exceed this size range if direct competitors are in a niche industry;

•

Niche Industry—PCT operates in a niche industry where direct competitors include private companies and subsidiaries of large conglomerates. Given the limited number of direct competitors of appropriate scale, inclusion of some companies that operate outside the industry is necessary to provide a statistically relevant sample set; and

•

IPO/SPAC—As a recently post-SPAC business combination public company, PCT is a pre-revenue company, which impacts scaling of potential peer companies. SPACs are emerging growth companies with limited pay disclosure, which largely eliminates them as potential peers for pay benchmarking purposes at this time.

This initial peer group, which was referenced by the Compensation Committee for purposes of fiscal year 2022 compensation decisions for our NEOs, consisted of the following companies:

2022 Peer Group
Advansix Inc.	CIRCOR International, Inc.	Harsco Corporation	Montrose Environmental Group, Inc.
Amyris, Inc.	Covanta Holding Corporation	Heritage-Crystal Clean, Inc.	Renewable Energy Group
Bloom Energy Corporation	Energy Recovery, Inc.	Livent Corporation	Tredegar Corporation
Casella Waste Systems, Inc.	ESCO Technologies Inc.	Loop Industries, Inc.	US Ecology Holdings, Inc.

In 2022, as a result of certain mergers & acquisition (“M&A”) activity and changes in financial size, FW Cook recommended, and the Compensation Committee agreed, to add five new peer companies (Archaea Energy Inc., Danimer Scientific, Inc., Li-Cycle Holdings Corp., Origin Materials, Inc., and Trex Company, Inc.) to replace three companies that have been acquired through M&A activity (Covanta Holding Corporation, Renewable Energy Group, and US Ecology Holdings, Inc.) and two peer companies that are no longer deemed appropriate (ESCO Technologies Inc. and CIRCOR International, Inc.). The range of annual revenues for peer group members was determined so that our annual revenue would be comparable to the median of the peer group. This revised peer group will be used for compensation decisions for our NEOs for fiscal 2023 and consists of the following companies:

2023 Peer Group
Advansix Inc.	Casella Waste Systems, Inc.	Heritage-Crystal Clean, Inc.	Montrose Environmental Group, Inc.
Amyris, Inc.	Danimer Scientific, Inc.	Li-Cycle Holdings Corp.	Origin Materials, Inc.
Archaea Energy Inc.	Energy Recovery, Inc.	Livent Corporation	Tredegar Corporation
Bloom Energy Corporation	Harsco Corporation	Loop Industries, Inc.	Trex Company, Inc.

Pay Elements

Overview – What We Pay and Why

Element	Key Characteristics	Purpose	2022 Changes
Base Salary	Fixed amount paid in cash, reviewed annually.	Provides fixed income that is market competitive and reflective of the executive’s role and experience to help attract and retain executive talent.	In 2022, all of our executives (other than Mr. Somma, who joined the Company in November 2021) received base salary increases. The majority of these increases were modest, ranging from 3% to 6.7%, with the exception of Mr. Olson, whose base salary increased 93% in connection with multiple promotions (including promotion to CEO) during the year.

STI	Variable compensation, generally paid in cash, and subject to pre-established annual financial and operational targets and personal performance.	Incent executives to achieve and exceed annual financial and strategic objectives.	Adjusted annual targets as a percent of base salary (as compared to 2021) for executives other than the CEO and CFO.

LTI	Variable compensation, with multi-year vesting schedules and a mix of performance stock awards (“PSUs”) (based on achievement of three-year goals) and restricted stock units (“RSUs”) that vest ratably over four years.	Align interest of executives with shareholders and serve as an appropriate retention tool.	Introduced Adjusted EBITDA metric for PSU grants.

Element	Key Characteristics	Purpose	2022 Changes
Benefits	Includes medical, dental, vision, short-term and long-term disability, and certain other benefits.	Competitive health and welfare benefits.	No significant changes.

Perquisites	Designed not to represent a significant part of annual compensation.	Provide certain benefits to our executives designed to ensure ability to meet the rigors associated with an executive position of a publicly listed company.	Authorized reimbursement to executives choosing to schedule an annual physical exam in addition to those benefits provided under the Company’s standard benefits plan.

Base Salary

General.    We set base salaries for new executive officers at the time of hire and review base salaries for our executive officers on an annual basis to help ensure they remain market competitive and consistent with our peer group, and reflect the scope and responsibility of their positions, as well as their prior experiences. Base salaries for 2022 for our NEOs were reviewed and discussed at a regular meeting of the Compensation Committee and were effective March 16, 2022. Base salary for the CEO is recommended by the Compensation Committee and approved by the Board. We also review base salaries upon a meaningful change in an executive officer’s responsibilities or role.

We take into consideration several factors in setting initial base salary or when annually reviewing base salaries for our executive officers, including: current base salary; positioning relative to competitive market data and peer companies; scope of the position; prior professional experience; and internal pay comparisons. The fiscal 2022 base salaries, determined by the Compensation Committee based on its consideration of those factors, and any percent increase over the fiscal 2021 base salaries, are provided in the table below.

NEO	Base Salary as of 2021 Fiscal Year-End	Base Salary For 2022(1)	Percentage Increase Over Prior Year
Dustin Olson	$400,000	$773,000	93	%(1)
Michael Otworth	$750,000	$772,500	3.0%
Lawrence Somma	$500,000	$500,000	N/A	(2)
Brad Kalter	$375,000	$400,000	6.7%
David Brenner	$340,000	$351,900	3.5%

(1)

Base salary increases were generally effective as of March 16, 2022. Mr. Olson’s base salary was initially increased to $420,000 as of March 16, 2022 to reflect an annual salary increase. On May 10, 2022, in light of Mr. Olson’s appointment as Chief Operating Officer and Chief Manufacturing Officer, the Compensation Committee approved an additional increase to his base salary to $450,000, effective back to March 1, 2022. Effective August 5, 2022, Mr. Olson’s base salary was increased to $773,000 in connection with his appointment as Chief Executive Officer.

(2)	Mr. Somma did not receive a base salary adjustment in 2022 given his hire date of November 15, 2021.

Annual Cash Incentives

STI Overview

To help link our executive officer compensation to corporate strategic goals and financial objectives, we provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to motivate attainment and reward accomplishment of annual financial goals.

Near the beginning of the 2022 fiscal year, during its regular meeting held in the first fiscal quarter, the Compensation Committee approved certain strategic and financial goals upon which the 2022 STI awards could be earned. An NEO’s target award is expressed as a percentage of annual base salary and is subject to specific performance measures and weightings, as well as individual subjective performance. For each performance measure, threshold, target, and maximum levels of performance are defined, which have corresponding payout percentages. Following the end of the fiscal year, the Compensation Committee receives management’s report on the Company’s performance against the pre-established goals, as well as each NEO’s individual contributions. The Compensation Committee reviews management’s recommendations and determines actual performance as compared to the pre-established goals, considers each NEO’s individual performance, and determines a payout percentage for each NEO, which is expressed as a percent of target performance. Actual STI payouts can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures). The Compensation Committee has the discretion to adjust any annual cash incentive amount ultimately paid.

When determining the target award for each NEO, the Compensation Committee generally references the median of our peer group for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such NEO serves. The annual award for the CEO is recommended by the Compensation Committee and approved by the Board.

2022 Short-Term Cash Incentive Award

The Compensation Committee approved the fiscal 2022 award opportunities for our NEOs under the Company’s STI program as set forth below:

NEO	Target Payout (as a % of Base Salary)		2022 STI Target Award(2)
Dustin Olson(1)	100	%(1)	$533,176
Michael Otworth	100%		$767,038
Lawrence Somma	70%		$350,000
Brad Kalter	70%		$276,452
David Brenner	50%		$174,744

(1)

In May 2022, in connection with his March 2022 promotion to Chief Operating Officer, Mr. Olson’s target payout as a percentage of base salary was increased from 70% to 85%. In June 2022, in connection with Mr. Olson’s appointment as Chief Executive Officer effective August 5, 2022, the Board approved an increase for Mr. Olson’s target payout percentage to 100% of base salary, solely with respect to the period in 2022 during which he served as Chief Executive Officer. As a result of this “blended” target percentage (85% of salary from January 1, 2022 through August 4, 2022, and 100% of salary from August 5, 2022 through December 31, 2022), Mr. Olson’s target payout as a percentage of actual base salary earned for 2022 was approximately 93%.

(2)

Except with respect to Mr. Olson’s target award as described above, the Compensation Committee determined that STI target awards would be pro-rated based on salary adjustments that occurred during 2022.

The 2022 STI provides our NEOs with an opportunity to earn cash incentive payments based on achievement of pre-established Company performance goals (weighted at 70%) and individual achievement (weighted at 30%), with potential payouts ranging from 0% to 200% of target.

For the strategic performance criteria, representing 70% of each executive officer’s weighted STI target, the Compensation Committee established the following performance goals under the 2022 STI program for the NEOs:

Performance Metric and Weighting	Level of Performance
	Threshold (50%) payout	Target (100% payout)	Maximum (200% payout)
Commissioning of Ironton Plant (30%)	Project construction complete	Mechanical commissioning complete	Plant 1 produces on test product and passes performance test

Financing for Augusta (40%)	$500 Million of capital raised	$750 Million of capital raised	$1 Billion of capital raised

Global Expansion (30%)	Complete signed agreement for 1 non-US facility	Complete feedstock, offtake, and financing for 1 non-US facility	Complete signed agreement for 2 non-US facilities, and financing for 1 non-US facility

Individual achievement, representing 30% of each NEO’s weighted STI target, is determined based on the factors described below.

While the overall amount of cash incentive compensation is linked to pre-determined metrics, the Compensation Committee has the discretion to adjust any amount ultimately paid under the 2022 STI program after good faith consideration of overall Company performance, market conditions and other factors.

2022 STI Results

Strategic Performance Goals. The formulaic results with respect to the strategic performance goals (which comprised 70% of the 2022 STI program opportunities) are illustrated in the following table.

Performance Metric	Actual Results	Formulaic Payout Percentage for each Metric	Final Weighted Payout Percentage
Commissioning of Ironton Plant (30%)	No projects completed	0%	0%
Financing for Augusta (40%)	$305 million of capital raised	0%	0%
Global Expansion (30%)	Executed South Korea joint venture	50%	15%
Total Strategic Performance Goals Payout %			15%

Discretionary Adjustment. Following the 2022 fiscal year, in accordance with its discretion afforded under the 2022 STI program, the Compensation Committee (or the Board, in the case of Mr. Olson) determined that it was appropriate to adjust the formulaic payout percentage of 15% for the strategic performance goals component of the STI awards, as described in the table above. In making this determination, the Compensation Committee, and Board with regard to Mr. Olson, recognized significant contributions despite numerous challenges associated with a pre-revenue company seeking to commercialize a novel recycling process. Those challenges included equipment delivery delays that contributed to the prevention of the commissioning of the Ironton plant before year-end and a tightening credit market which resulted in the Company’s decision to forego execution of certain financing transactions at an undesirable cost of capital. With regard to the global expansion metric, the Compensation Committee recognized the significant work achieved in advancing discussions for the Japanese joint venture and administrative delays that impacted the finalization of the site selection for the Company’s first European plant subsequently announced in January 2023. Consequently, the Compensation Committee determined that providing awards above threshold but below target was appropriate in light of these factors, and the Compensation Committee set payment with respect to the strategic performance goals at 75% of target (and for Mr. Olson, recommended payment for the performance metrics at 75% of target to the Board).

Individual Achievement. The individual achievement component of the 2022 STI program awards (which comprises 30% of the 2022 STI program opportunities) is based on each NEO’s individual performance, which is assessed in the discretion of the Compensation Committee on a subjective, qualitative basis. In early 2023, the Compensation Committee conducted this assessment for purposes of the 2022 STI awards for the NEOs who then remained at the Company (Messrs. Olson, Somma, and Kalter), and determined the following payout percentages for the individual achievement component of the 2022 STI awards: for Mr. Olson, 150%; for Mr. Somma, 130%, and for Mr. Kalter, 130%. In making these determinations, the Compensation Committee considered the following factors:

•

For Mr. Olson: the significant work on construction activities at the Ironton site in light of significant equipment delivery delays while in the roles of CMO and COO, as well as the achievements as CEO for the period from August through December, while retaining significant oversight of the Ironton Project.

•

For Mr. Somma: the consummation of the $250 million PIPE transaction, identification of several debt alternatives that were presented to the board, as well as the establishment of more robust financial planning and budgeting activities.

•	For Mr. Kalter: oversight and negotiation of multiple simultaneous proposed financing transactions, as well as negotiation of a joint venture agreement for the South Korean facility.

In general, 2022 STI program participants must remain continuously employed by the Company until the award payment date in order to receive a payout of an award under the 2022 STIP. Because Mr. Otworth’s and Brenner’s employment terminated during 2022, they were not eligible to receive payouts in respect of their 2022 STI awards. However, in connection with his resignation and execution of a customary release, Mr. Otworth received $500,000, intended to represent a partial payout of his 2022 STI award opportunity, and, pursuant to his separation agreement, Mr. Brenner received a lump sum cash amount of $87,975, equal in value to his pro-rata target 2022 STI award through June 30, 2022.

The following table indicates the actual STI program payment made to each NEO for fiscal 2022 (other than Mr. Otworth and Mr. Brenner), reflecting the adjustments described above:

NEO	Strategic Performance Goals Payout %, as Adjusted (weighted 70%)	Individual Performance Payout % (weighted 30%)	Total Payout % (as a % of Target)	Actual STI Payout(1)
Dustin Olson	75%	150%	97.5%	$519,847
Lawrence Somma	75%	130%	91.5%	$320,250
Brad Kalter	75%	130%	91.5%	$252,954

(1)	The Compensation Committee (and the Board with regard to the CEO) determined that STI award payouts for 2022 to the NEOs would be deferred to November 2023.

Long-Term Incentive Equity Awards

LTI Overview

We believe our LTI program opportunities, along with our stock ownership guidelines, align the interests of our executive officers with the interests of our shareholders. We provide our NEOs an opportunity to earn market and peer group competitive long-term incentives in the form of PSU and RSU awards. In determining the size of these long-term incentive awards for each NEO, we consider market data, the scope and complexity of the executive’s position, experience, and internal pay comparisons.

Generally, one-half of the long-term incentive value is delivered in the form of RSUs and one-half is delivered in the form of PSUs, both of which are approved by the Compensation Committee (and recommended to the Board by the Compensation Committee for the CEO) at its regular meeting held in the first fiscal quarter. We believe this allocation of equity awards provides an appropriate balance between rewarding achievement of Company-specific performance measures and delivering long-term incentive value through stock performance. Given the early stage challenges typical for pre-revenue companies, the Compensation Committee believes above-market target equity awards are appropriate and seeks to set annual LTI award targets above the median of our peer group. As the Company matures, the Compensation Committee expects to adjust annual LTI target awards and provide target values that are closer to the market median.

PSU Awards

PSU awards are granted each year and are paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved as determined by the Compensation Committee. The Compensation Committee establishes performance measures and weighting for the entire three-year performance period, as well as thresholds and maximums. Factors the Compensation Committee considers when establishing the performance goals for the three-year period include our status as a pre-revenue company, as well as near-term and long-term strategic goals. At the end of the three-year performance period, we expect management to present a summary of performance against the performance goals and the Compensation Committee makes a final determination of actual achievement against these goals. Actual payouts can range from 0% (if the threshold performance levels are not met) to 200% of the target award (if maximum performance levels are met). The PSUs granted in 2022 will be earned based on achievement of two equally weighted pre-established performance objectives related to: (i) cumulative earnings before interest, taxes, depreciation, and amortization, less bonus expense and share-based compensation expense (“Adjusted EBITDA”) through December 31, 2024, and (ii) cumulative production at the Company’s operational manufacturing facilities by December 31, 2024, and will vest on the date the attainment of such performance objectives is determined by the Compensation Committee (and, with regard to the CEO, by the Board), subject to the participant’s continued employment with the Company through December 31, 2024. The actual number of shares (if any) issued in settlement of the PSUs may range from 50% (if threshold performance is achieved) to 200% of target. In general, we do not disclose the specific, forward-looking goals that we established for the 2022 PSUs because (1) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the NEOs’ compensation for 2022 and (2) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we expect to disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion of the amounts earned by our NEOs under these awards.

Restricted Stock Unit Awards

The Compensation Committee also grants RSUs. RSU awards generally vest in four equal annual installments following the grant date, in each case subject to the participant’s continued employment with the Company through the applicable vesting date. We believe that the RSU awards serve as a retention tool for our executive officers and that the long-term value of such awards aligns our executive officers’ goals with those of our shareholders.

Our NEOs received the following initial long-term incentive award opportunities in 2022 (excluding any later promotional grants, which are discussed below):

NEO	Target LTI Value ($)	Units
		PSUs	RSUs
Dustin Olson	$700,000	58,823	58,824
Michael Otworth	$2,700,000	226,891	226,891
Larry Somma	$700,000	58,823	58,824
Brad Kalter	$500,000	42,017	42,017
David Brenner	$500,000	42,017	42,017

Promotional Grants

Effective May 20, 2022, in connection with his appointment to the position of Chief Operating Officer and Chief Manufacturing Officer, the Compensation Committee approved additional awards to Mr. Olson consisting of (1) 21,766 target PSUs, which are generally subject to the same vesting terms as the regular annual 2022 PSU awards, and (2) 21,766 RSUs, which generally vest in substantially equal installments on each of the first four anniversaries of the grant date.

Effective August 5, 2022, in connection with his appointment as Chief Executive Officer, the Compensation Committee approved additional awards to Mr. Olson consisting of (1) 113,332 target PSUs, which are generally subject to the same vesting terms as the regular annual 2022 PSU awards, and (2) 113,332 RSUs, which generally vest in substantially equal installments on each of the first four anniversaries of the grant date.

2022 Goal setting

In order to help ensure STI and LTI compensation are aligned with both Company performance and the evolution of corporate strategy, incentive goals and targets are not automatically carried forward year over year. Rather, the Compensation Committee reevaluates performance goals to help ensure goals are: (i) designed to incentivize our executives to drive our key strategic objectives over the relevant performance period; (ii) challenging and sufficiently rigorous; (iii) appropriately reflective of business and market conditions; and (iv) aligned with stockholder interests.

Other 2022 Compensation

Employment Agreements

In November 2020, PureCycle Technologies, LLC, the Company’s predecessor, entered into an employment agreement with Mr. Otworth that remained in effect following completion of the Business Combination. The employment agreement provided for the basic terms and conditions of Mr. Otworth’s employment, including certain compensation described above. The initial term of Mr. Otworth’s employment agreement was scheduled to end on November 14, 2022, subject to automatic extensions for additional one-year periods thereafter unless either party provided written notice of non-renewal at least 90 days prior to the end of the applicable term. In June 2022, Mr. Otworth notified the Board of his intention not to renew his employment agreement and resigned from the Company effective August 4, 2022. Under his employment agreement, Mr. Otworth agreed to enter into a restrictive covenant agreement with PCT, which includes customary non-competition, non-solicitation, and confidentiality provisions. The employment agreement provided for certain severance benefits for Mr. Otworth in the event of certain terminations of employment, as further described below under “Potential Payments Upon Termination or Change in Control.” The actual separation benefits received by Mr. Otworth in connection with his departure from the Company are also described in such section.

Offer Letters

We are party to an offer letter with Mr. Olson that was entered into in connection with his initial commencement of employment as our Chief Manufacturing Officer in January 2021. The offer letter provides for the basic terms of Mr. Olson’s employment, including an initial annual base salary rate of $400,000, a target STIP opportunity equal to 20% of base salary, and other customary employee benefits. The offer letter provides that the Company will reimburse Mr. Olson for up to $100,000 in relocation expenses. The offer letter also contemplates an anticipated future equity award, the value of which is expected to be between $1,000,000 and $3,000,000, which is expected to be granted following the commissioning of the Ironton Facility. Mr. Olson’s offer letter was not revised in association with his promotion to Chief Operating Officer on March 9, 2022, or his August 5, 2022 appointment as Chief Executive Officer, although certain elements of his compensation were adjusted in connection with those appointments, as further described above.

In connection with his commencement of employment in November 2021, we provided an offer letter to Mr. Somma, which offer letter provides for the basic terms of his employment, including an initial annual base salary rate of $500,000, a 2022 target STIP opportunity equal to 70% of his base salary, an expected long-term incentive award target of $700,000, and certain customary employee benefits. The offer letter also provides that Mr. Somma will participate in the Company’s executive severance plan (the “Severance Plan”), which is further described below. The offer letter also provides that Mr. Somma will enter into a restrictive covenant agreement.

In connection with his commencement of employment in January 2021, we provided an offer letter to Mr. Kalter, which offer letter provides for the basic terms of his employment, including an initial annual base salary rate of $375,000, participation in annual and long-term incentive plans, a sign-on payment of $150,000 (paid in 2021), and certain customary employee benefits. The offer letter also provides that Mr. Kalter will participate in the Severance Plan. The offer letter also provides that Mr. Kalter will enter into a restrictive covenant agreement.

During his employment, Mr. Brenner did not have an employment agreement or offer letter with the Company.

Separation Agreements

In May 2021, we entered into a separation agreement with Mr. Brenner to memorialize the terms of his departure from the Company. The separation agreement provided that his last day of employment would be September 30, 2022 (or such earlier date as determined by the Company), and that prior to such date, Mr. Brenner would provide certain transition services related to his duties as Chief Commercial Officer. The separation agreement provided that, subject to his execution of a customary release of claims in favor of the Company, the Company would pay him a lump sum cash payment of $87,975, equal in value to his pro-rated target award under the 2022 STI program through June 30, 2022. The separation agreement also includes reaffirmation of Mr. Brenner’s obligations under his restrictive covenants agreement.

In August 2022, we entered into a separation agreement with Mr. Otworth to memorialize the terms of his departure from the Company. The separation agreement provided for the following separation benefits to Mr. Otworth, subject to his execution of a customary release of claims in favor of the Company: (1) a lump sum cash amount of $500,000 in lieu of any annual bonus that would have been earned for the 2022 calendar year; and (2) reimbursements for the portion of Mr. Otworth’s COBRA premiums that exceeds his active employee rates for coverage for him and his dependents for up to 12 months following his separation. The separation agreement also includes reaffirmation of Mr. Otworth’s obligations under his restrictive covenants agreement.

Retirement Benefits

We offer a tax-qualified retirement savings plan to our employees, under which participating employees may contribute a portion of their eligible compensation into their plan accounts. Each of the NEOs was eligible to participate in the plan during fiscal 2022. The Company makes contributions under the 401(k) plan matching the employee’s own contributions dollar for dollar up to 4% of the employee’s contributions, subject to IRS limits.

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each “covered employee,” which includes our NEOs and certain other former NEOs. Compensation paid to our NEOs over this limit is nondeductible. The Compensation Committee structures our executive compensation program so that a sizable portion of total executive compensation is linked to the performance of our Company, even though amounts in excess of the Code Section 162(m) limit are generally not deductible.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, our Compensation Committee members were Messrs. Bouck and Musa and Ms. Burnell, none of whom served as an officer or employee of the Company or any of our subsidiaries prior to or while serving on the Compensation Committee. During our 2022 fiscal year, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions and no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management and, based on such review and discussions, recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee:

Steve Bouck (Chair)

Tanya Burnell

Fernando Musa

Compensation Tables

2022 Summary Compensation Table

The following table provides information regarding the compensation of our NEOs for the 2022, 2021, and 2020 fiscal years, as applicable.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dustin Olson(5)	2022	571,355	463,864	3,218,639	—	55,983	13,204	4,323,045
Chief Executive Officer	2021	400,000	721,000	5,547,341	—	—	26,222	6,694,563

Michael Otworth	2022	457,640	—	3,285,382	—	—	523,809	4,266,831
Former Chief Executive Officer	2021	750,000	5,881,250	2,701,947	—	—	19,455	9,352,652
	2020	436,875	—	1,548,000	—	—	11,211	1,996,086

Lawrence Somma	2022	500,000	283,500	851,765	—	36,750	20,595	1,692,610
Chief Financial Officer	2021	64,423	250,000	3,299,996	—	—	1,667	3,616,086

Brad Kalter(5)	2022	394,792	223,927	608,406	—	29,027	20,938	1,277,090
General Counsel & Corporate Secretary

David Brenner	2022	261,446	—	608,406	—	—	100,442	970,294
Former Chief Commercial Officer	2021	340,000	33,333	751,918	—	—	11,600	1,136,851
	2020	231,042	—	1,032,000	—	—	—	1,263,042

1

Reflects the portion of the 2022 STI program payouts that resulted from the Compensation Committee’s discretionary adjustments to payouts based on strategic performance goals achievement and its evaluation of individual performance (other than for Mr. Otworth and Mr. Brenner), as further described above under “2022 Short-Term Cash Incentive Awards.”

2

Amounts in this column reflect the aggregate grant date fair values of performance-based restricted stock unit (“PSU”), and service-based restricted stock unit (“RSU”) awards granted by the Company to the NEOs in 2022, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. For performance-based awards, grant date fair values reflect the value at the grant date based on the probable outcome of the applicable performance conditions. Assuming maximum achievement with respect to the applicable performance conditions, the grant date fair values of the 2022 long-term incentive program PSU awards granted on March 2, 2022, would be as follows: for Mr. Olson, $851,757; for Mr. Otworth, $3,285,382; for Mr. Somma, $851,757; for Mr. Kalter, $608,406; and for Mr. Brenner, $608,406. Assuming maximum achievement with respect to the applicable performance conditions, the grant date fair values of additional PSU awards granted to Mr. Olson on May 20, 2022 and August 5, 2022, would be as follows: $415,295 and $1,951,577 respectively. For information regarding the assumptions used in calculating the value of these awards, see Note 5 to the Consolidated Financial Statements included in our Annual Report on Form 10-K. For more information regarding the awards disclosed in this column, see “Annual Long-Term Incentive Equity Awards” above.

3

Reflects cash incentive amounts paid to the NEOs under the Company’s STI program for 2022 based on formulaic achievement of the strategic performance goals, as further described above under “2022 Short-Term Cash Incentive Awards.”

4

The amounts reported in All Other Compensation column include (a) for Mr. Otworth, a $500,000 payment in respect of his short-term incentive in connection with his separation and the estimated cost of COBRA reimbursements following his separation, (b) for Mr. Brenner, a cash payment in connection with his separation and (c) for the NEOs generally, Company contributions under our 401(k) retirement plan, Company phone reimbursement, Group Term Life insurance, aggregate incremental cost to the Company of a travel incentive for Mr. Somma’s, and executive physicals for Mr. Olson and Mr. Kalter, as reported below:

All Other Compensation

NEO	Phone Reimbursement	Airline Compensation(1)	Group Term Life	401(k) Company Match	Executive Physical	Separation Payments		Total
Dustin Olson	$210	—	$302	$12,200	$492			$13,204
Michael Otworth	$35	—	$664	—	—	$523,110	(2)	$523,809
Lawrence Somma	$280	$750	$865	$18,700	—			$20,595
Brad Kalter	$210	—	$865	$18,700	$1,163			$20,938
David Brenner	$140		$127	$12,200		$87,975		$100,442

(1)	Represents a cash amount that we pay under our travel and entertainment policy as an incentive to travel in coach for business travel.
(2)	Consists of a cash payment of $500,000 and the estimated cost of COBRA reimbursements.

5	No information is provided in this table for Mr. Olson prior to 2021, or for Mr. Kalter prior to 2022, because such NEOs were not named executive officers during such prior years.

2022 GRANTS OF PLAN-BASED AWARDS

The following table presents additional information regarding plan-based awards granted to our NEOs in fiscal 2022.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dustin Olson	03/02/2022	266,588	533,176	1,066,352	29,411	58,823	117,646		$425,879
	03/02/2022							58,824	$425,886
	05/20/2022				10,883	21,766	43,532		$207,648
	05/20/2022							21,766	$207,648
	08/05/2022				56,666	113,332	226,664		$975,789
	08/05/2022							113,332	$975,789

Michael Otworth	03/02/2022	383,519	767,038	1,534,076	113,445	226,891	453,782		$1,642,691
	03/02/2022							226,891	$1,642,691

Lawrence Somma	03/02/2022	175,000	350,000	700,000	29,411	58,823	117,646		$425,879
	03/02/2022							58,824	$425,886

Brad Kalter	03/02/2022	138,226	276,452	552,904	21,008	42,017	84,034		$304,203
	03/02/2022 03/02/2022							42,017	$304,203

David Brenner	03/02/2022	87,372	174,744	349,488	21,008	42,017	84,034		$304,203
	03/02/2022							42,017	$304,203

(1)

The Compensation Committee approved the 2022 LTI awards to each of the NEOs on March 2, 2022. The LTI awards are generally subject to continued employment through applicable performance or vesting period. The Compensation Committee approved additional LTI awards to Mr. Olson on May 20, 2022 for promotion to COO and on August 5, 2022 for promotion to CEO.

(2)	Represent payout opportunities for the NEOs under the 2022 STI program.
(3)

Represents the potential payout for the PSUs granted on March 2, 2022, May 20, 2022 and August 5, 2022. For the PSUs, threshold payout is 50% of target and maximum payout is 200% of target, and actual payout is based on three-year operational metrics.

(4)

Represents the RSU awards for 2022. RSUs are time-based and do not have a performance requirement for vesting. The time-based awards generally vest 25% per year over 4 years on March 2, 2023, March 2, 2024, March 2, 2025 and March 2, 2026.

(5)	Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on the closing price of our stock on the date of grant for RSUs and PSUs.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table summarizes information about all outstanding unvested equity awards held by our NEOs as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Dustin Olson	07/08/2021				18,107	(2a)	$122,403
	07/08/2021	135,458	(2b)	$915,696
	03/02/2022				58,823	(3a)	$397,643
	03/02/2022	58,824	(3b)	$397,650
	05/20/2022				21,766	(4a)	$147,138
	05/20/2022	21,766	(4b)	$147,138
	08/05/2022				113,332	(5a)	$766,124
	08/05/2022	113,332	(5b)	$766,124
	01/04/2021	74,603	(7)	$504,316

Michael Otworth(8)	—	—		—	—		—

Lawrence Somma	11/23/2021	181,186	(6)	$1,224,817
	03/02/2022				58,823	(3a)	$397,643
	03/02/2022	58,824	(3b)	$397,650

Brad Kalter	07/08/2021				12,933	(2a)	$87,427
	07/08/2021	56,260	(2b)	$380,318
	03/02/2022				42,017	(3a)	$284,035
	03/02/2022	42,017	(3b)	$284,035
David Brenner(8)	—	—		—	—		—
(1)	Based on the closing stock price of $6.76 on December 30, 2022.

(2a)

PSUs awarded on July 8, 2021, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2023. LTI awards are generally subject to continued employment through the applicable vesting period.

(2b)

RSUs awarded on July 8, 2021, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of July 8, 2022, July 8, 2023, July 8, 2024, and July 8, 2025. LTI awards are generally subject to continued employment through the applicable vesting period.

(3a)

PSUs awarded on March 2, 2022, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2024. LTI awards are generally subject to continued employment through the applicable vesting period.

(3b)

RSUs awarded on March 2, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 2, 2023, March 2, 2024, March 2, 2025, and March 2, 2026. LTI awards are generally subject to continued employment through the applicable vesting period.

(4a)

PSUs awarded on May 20, 2022, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2024. LTI awards are generally subject to continued employment through the applicable vesting period.

(4b)

RSUs awarded on May 20, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of May 20, 2023, May 20, 2024, May 20, 2025, and May 20, 2026. LTI awards are generally subject to continued employment through the applicable vesting period.

(5a)

PSUs awarded on August 5, 2022, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2024. LTI awards are generally subject to continued employment through the applicable vesting period.

(5b)

RSUs awarded on August 5, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of August 5, 2023, August 5, 2024, August 5, 2025, and August 5, 2026. LTI awards are generally subject to continued employment through the applicable vesting period.

(6)

RSUs awarded on November 23, 2021, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of November 15, 2022, November 15, 2023, November 15, 2024, and November 15, 2025. LTI awards are generally subject to continued employment through the applicable vesting period.

(7)	Reflects restricted shares received in satisfaction of the Incentive Units granted by PCT LLC to Mr. Olson, 25% of which vested on January 4, 2022 and 1/36 of which vest on a monthly basis thereafter.
(8)	Messrs. Brenner and Otworth forfeited all of their outstanding equity awards upon their separations from employment during 2022.

2022 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides details regarding the equity awards held by our NEOs that vested during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dustin Olson	113,783	934,306	(1)(2)
Michael Otworth	17,460	123,268	(1)
Lawrence Somma	60,395	395,587	(3)
Brad Kalter	18,753	132,396	(1)
David Brenner	3,233	22,825	(1)

(1)	The value realized on vesting of stock awards includes RSUs that vested on July 8, 2022, based on a market value per share of $7.06, for Mr. Otworth, Mr. Olson, Mr. Kalter and Mr. Brenner.
(2)

The value realized on vesting of stock awards for Mr. Olson also includes restricted shares received in satisfaction of the incentive units granted by PCT LLC to Mr. Olson, a portion of which vested on January 4, 2022 and which continued to vest monthly thereafter during 2022.

(3)	The value realized on vesting of stock awards includes RSUs that vested on November 15, 2022, based on a market value per share of $6.55, for Mr. Somma.

Potential Payments Upon Termination or Change in Control

Severance and Change in Control Compensation

Severance Under Mr. Otworth’s Employment Agreement

Pursuant to his employment agreement, if Mr. Otworth’s employment had been terminated by the Company without “cause” or by Mr. Otworth for “good reason” (as such terms were defined in his employment agreement), Mr. Otworth would have been entitled to receive: (1) a lump sum payment equal to his base salary for the unexpired portion of the initial two-year term of his employment agreement; and (2) reimbursement of COBRA continuation coverage premiums for up to 12 months to the extent they exceeded the premiums paid by similarly situated active executives of the Company. Payment of these severance amounts described above would have been subject to his compliance with certain restrictive covenants and execution of a customary release of claims in favor of the Company. The employment agreement provided that if his employment had been terminated due to his death or disability (as defined in the employment agreement), Mr. Otworth would have been entitled to receive a lump sum cash payment equal to the annual bonus that he would have earned for the calendar year of termination based on actual performance achievement for the full performance year, pro-rated based on the his period of service during such year. The actual amounts paid to Mr. Otworth in connection with his separation are set forth below.

Severance Plan

In May 2021, the Company adopted the Severance Plan, which covers certain officers of the Company, including the continuing NEOs. Under the Severance Plan, if an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as such terms are defined in the Severance Plan) other than within 12 months following a “change in control” (as defined in the Severance Plan), the Company will pay the NEO severance payments in installments equal in the aggregate to one year of base salary and will reimburse the NEO for COBRA continuation coverage premiums for up to 12 months to the extent they exceed the premiums paid by the NEO for such coverage immediately prior to the date of termination (the “COBRA Reimbursement”).

If an NEO’s employment is terminated by the Company without cause or by the NEO for good reason within 12 months following a change in control, the Company will pay the NEO a lump sum cash severance amount equal to the sum of (a) 1.5 times the NEO’s annual base salary rate (determined in accordance with the Severance Plan) plus (b) 1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs. In such case, the Company will also provide the COBRA Reimbursement and any outplacement services or outplacement reimbursement to which the NEO would have been entitled in connection with the NEO’s termination of employment under any plan, program, or arrangement of the Company immediately prior to the change in control. Further, any equity awards held by the NEO would vest in full upon such termination of employment, with performance-based awards vesting at target.

If an NEO is entitled to cash severance under both his employment agreement and the Severance Plan upon his termination of employment, he will receive only the cash severance payments under the applicable arrangement that will provide him with the greatest cash severance value, and will not be entitled to cash severance under the other arrangement.

Participation in the Severance Plan is generally contingent upon the NEO signing an agreement providing for customary post-employment non-competition, employee and customer non-solicitation, and confidentiality provisions. Except as otherwise determined by the Compensation Committee, participation in the Severance Plan is also contingent upon employment by the Company for a period of at least six continuous months prior to participation in the Severance Plan. Payment of the severance amounts under the Severance Plan is generally subject to the NEO’s execution of a customary release of claims in favor of the Company.

The Board (or an authorized committee of the Board) may amend or terminate the Severance Plan, provided that written notice of any amendment or termination must be provided to participants not less than 60 days prior to the effective date of such amendment or termination. The Severance Plan will automatically terminate on the second anniversary following the first change in control to occur under the Severance Plan. However, no amendment reducing the severance benefits provided under the Severance Plan or terminating the Severance Plan may be effective prior to the 12-month anniversary of the effective date of the Severance Plan, and the Board will not amend or terminate the Severance Plan at any time after (1) the occurrence of a change in control or (2) the date we enter into a definitive agreement which, if consummated, would result in a change in control, unless the potential change in control is abandoned (as publicly announced by the Company), in either case until twenty-four (24) months after the occurrence of a change in control. Further, no such amendment or termination will operate to reduce severance benefits payable with respect to a separation from service that occurs prior to the effective date of such amendment or termination.

Equity Compensation

In general, RSUs and PSUs granted under our long-term incentive program are eligible to vest as follows in the event of certain termination and change in control scenarios.

RSUs. If an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as each such term is defined in the applicable award agreement), then any unvested RSUs will vest on a pro-rata basis based on the NEO’s period of service from the grant date until the date of the termination of employment. If an NEO’s employment is terminated due to death or disability, the RSUs will vest in full.

If an NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the RSUs will vest in full. If a replacement award is provided and, at any point within twelve months following a “change in control,” the employment of an NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” unvested RSUs held by the NEO will vest in full.

PSUs. If an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason,” prior to end of the applicable performance period, a pro-rata portion of the PSUs shall remain outstanding and eligible to vest based on actual performance achievement for the full performance period, with such pro-rata portion determined based on the NEO’s period of service during the performance period. If an NEO’s employment is terminated due to death or disability, a pro-rata portion of the PSUs will immediately vest (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level), with such pro-rata portion determined based on the NEO’s period of service during the performance period.

If an NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the PSUs will vest in full (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level). If a replacement award is provided and, within twelve months following a “change in control,” the employment of an NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” a pro-rata portion of the PSUs will immediately vest (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level), with such pro-rata portion determined based on the NEO’s period of service during the performance period.

The tables below show the payments and benefits potentially payable to each of our NEOs upon the NEO’s death or disability, termination of employment without cause or for good reason (other than in connection with a change in control), or termination without cause or for good reason in connection with a change in control, in each case based on an assumed termination date of December 30, 2022 (other than with respect to Mr. Otworth and Mr. Brenner, for whom the actual amounts received in connection with their separation from the Company are set forth below such tables). The employment of the NEOs in the tables below did not actually terminate on December 30, 2022. The actual amounts to be paid to such NEOs in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of such termination.

Dustin Olson	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by NEO for Good Reason (within 12 months after CIC)
Salary	N/A	N/A		$773,000	(1)	$1,159,500	(2)
STI	N/A	$519,847	(3)	N/A		$1,159,500	(4)
PSUs	N/A	$518,571	(5)	$518,571	(6)	$1,433,309	(7)
RSUs	N/A	$2,226,609	(9)	$1,180,184	(10)	$2,226,609	(11)
Benefits	N/A	N/A		$23,110	(12)	$23,110	(12)
Total	N/A	$3,265,027		$2,494,865		$6,002,028

Larry Somma	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination without Cause or Executive for Good Reason (other than within 12 months of CIC)		Termination without Cause or Executive for Good Reason (within 12 months of CIC)
Salary	N/A	N/A		$500,000	(1)	$750,000	(2)
STI	N/A	$320,250	(3)	N/A		$525,000	(4)
PSUs	N/A	$132,548	(5)	$132,548	(6)	$397,643	(7)
RSUs	N/A	$1,622,468	(9)	$489,999	(10)	$1,622,468	(11)
Benefits	N/A	N/A		$21,322	(12)	$21,322	(12)
Total	N/A	$2,075,265		$1,143,869		$3,316,433

Brad Kalter	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination without Cause or Executive for Good Reason (other than within 12 months of CIC)		Termination without Cause or Executive for Good Reason (within 12 months of CIC)
Salary	N/A	N/A		$400,000	(1)	$600,000	(2)
STI	N/A	$252,954	(3)	N/A		$420,000	(4)
PSUs	N/A	$123,821	(5)	$123,821	(6)	$371,462	(7)
RSUs	N/A	$664,353	(9)	$421,772	(10)	$664,353	(11)
Benefits	N/A	N/A		$21,265	(12)	$21,265	(12)
Total	N/A	$1,041,127		$966,858		$2,077,080

(1)	1 times current base salary.
(2)	1.5 times current base salary.
(3)

Reflects lump sum cash payment (payable only in the event of death, not disability) equal to annual STI that would have been earned for the calendar year of termination based on actual performance achievement for the full performance year, pro-rated based on the executive’s period of service during such year.

(4)	1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs.
(5)	Represents the accelerated vesting of all unvested PSUs (at assumed target performance level) prorated based on period of service from performance period start date to termination date.
(6)

Represents the unvested PSUs (at assumed target performance level). Unvested PSUs remain outstanding and are eligible to vest based on actual performance achievement for the full performance period to be prorated based on period of service during the performance period.

(7)	Represents the accelerated vesting of all unvested PSUs (at assumed target performance level) based on the FMV on 12/30/22.
(8)

Represents the unvested PSUs (at assumed target performance level). Unvested PSUs remain outstanding and are eligible to vest based on actual performance achievement for the full performance period to be prorated based on period of service during the performance period.

(9)	Represents the accelerated vesting of all unvested RSUs.
(10)	Represents the accelerated vesting of all unvested RSUs prorated from grant date to termination date.
(11)	Represents the accelerated vesting of all unvested RSUs based on FMV on 12/30/22.
(12)	The estimated Company cost of COBRA reimbursements for 12 months.

Michael Otworth

On June 24, 2022, Michael Otworth notified the Board of his decision to resign as Chairman of the Board and CEO effective August 5, 2022. In connection with his resignation, and pursuant to his separation agreement, Mr. Otworth was entitled to receive his base salary through the effective date of such separation; $500,000, representing a partial payout of his 2022 short-term incentive award opportunity; reimbursements for the portion of Mr. Otworth’s COBRA premiums that exceed his active employee rates for coverage for him and his dependents for up to 12 months following his separation (valued at $23,110); and reimbursement of any unreimbursed business expenses. Mr. Otworth executed a customary release agreement in exchange for the partial short-term incentive award payment and the COBRA reimbursements. Mr. Otworth forfeited his outstanding equity compensation awards that were not vested as of the separation date.

David Brenner

Mr. Brenner’s service as Chief Commercial Officer of the Company terminated effective May 13, 2022 but he remained an employee of the Company until September 30, 2022 and agreed to provide transition services during such time. Following his termination, pursuant to his separation agreement, the Company paid Mr. Brenner a lump sum cash amount of $87,975, equal in value to his pro-rata target 2022 STI award through June 30, 2022. Mr. Brenner executed a customary release agreement in exchange for this payment. Mr. Brenner forfeited his outstanding equity compensation awards that were not vested as of the separation date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022 regarding the Company’s compensation plans under which the Company’s equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	3,862,672	$28.90	4,546,941
Equity compensation plans not approved by security holders	—	—	—
TOTAL	3,862,672	$28.90	4,546,941

1

Reflects options and rights outstanding under the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”). Performance-based restricted stock unit awards are reflected in this column assuming maximum performance with respect to the applicable performance goals, which may overstate potential dilution with respect to such awards.

2	The weighted-average exercise price relates to outstanding stock options only. The Company’s restricted stock unit awards have no exercise price.
3

As of December 31, 2022, consists of the shares available for future issuance under the 2021 Plan, all of which may be issued for awards other than options, warrants or rights (such as restricted stock). In general, the aggregate share limit under the 2021 Plan will be automatically increased on the first day of each fiscal year, until 2031, by an amount equal to the lesser of (a) 3% of the shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number of shares as determined by the Board of Directors of the Company.

CEO Pay Ratio

The “CEO Pay Ratio” is a comparison of the CEO’s annual total compensation to the annual total compensation of our median employee (referred to herein as the “Median Employee”). As further discussed above, during the 2022 fiscal year, both Mr. Olson and Mr. Otworth served as our Chief Executive Officer. CEO compensation for purposes of this disclosure represents the total compensation reported for Mr. Olson in the 2022 Summary Compensation Table above, annualized based on Mr. Olson’s period of service during the 2022 fiscal year and reasonable estimates regarding the composition of Mr. Olson’s compensation that would have been applicable if he had served as CEO during the entire fiscal year. In order to annualize his compensation, we took Mr. Olson’s new higher base salary rate of $773,000 and his increased target bonus opportunity of 100% of target and re-calculated his compensation for 2022 as if such salary rate and bonus opportunity had been in effect for the full year. The total annual compensation for each of Mr. Olson and our Median Employee, as well as the ratio, is set forth below:

•	Mr. Olson’s annual total compensation for 2022 (annualized as described above) was $4,758,518.

•	PCT’s Median Employee annual total compensation was $98,825.

•	The ratio of CEO annual total compensation to Median Employee annual total compensation for 2022 was approximately 48 to 1.

To identify the median employee, we conducted a full analysis of our total U.S. employee population that were active employees as of December 31, 2022, without the use of statistical sampling. We determined our median employee using “total compensation” paid during the full year 2022. Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2022.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the SEC using the data and methodology summarized above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

Pay versus Performance
As required by new pay versus performance (“PVP”) rules adopted by the Securities and Exchange Commission (the “SEC”) in August 2022 and in effect for the first time for this proxy statement, the following Pay Versus Performance table (“PVP Table”) provides
SEC-required
information about compensation for 2022 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2021 proxy statement (each of 2021 and 2022, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. The information in columns (b) and (d) of the PVP Table comes directly from this year and the prior year’s Summary Compensation Tables, without adjustment. As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts do not entirely reflect the final compensation that our PVP NEOs actually earned for their service in the Covered Years. Instead, CAP generally reflects a combination of realized pay (primarily for cash payments) and realizable or accrued pay (primarily for equity awards).
As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute total shareholder return (“TSR”) results, TSR results for a peer group of companies identified in the PVP Table, and our U.S. GAAP net income (loss) (the “External Measures”) during the Covered Years. We did not, however, actually base any compensation decisions for th
e PVP NEOs
on, or link any PVP NEO pay to, these particular External Measures because the External Measures were not metrics used in our short-term or long-term incentive pl ans during the
Covered Years. As a result, we did not design our PVP NEO compensation to move in tandem with improving, declining or steady achievement in these External Measures.

PAY VERSUS PERFORMANCE TABLE
Year(a)	Summary Compensation Table Total for PEO 1 (b)(1)	Compensation Actually Paid to PEO 1 (c)(1)(2)	Summary Compensation Table Total for PEO 2 (b)(1)	Compensation Actually Paid for PEO 2 (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (h)	Company- Selected Measure: Adjusted EBITDA (in millions) (i)(4)
							Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)
2022	$4,323,045	$1,911,537	$4,266,831	($4,574,715)	$1,313,331	$245,344	$23.39	$96.62	($84,746)	($61,745)
2021	—	—	$9,352,652	$7,655,192	$14,889,283	$7,444,210	$33.11	$102.88	($77,502)	($40,584)

(1)
Dustin Olson
(“PEO 1”) served as our principal executive officer from August 5, 2022 through December 31, 2022. Michael Otworth (“PEO 2” and, together with PEO 1, the “PEOs”) served as our principal executive officer from January 1, 2022 through August 4, 2022 and for all of 2021. For 2022, our non-PEO
NEOs were Lawrence Somma, Brad Kalter and David Brenner. For 2021, our
non-PEO
NEOs were Lawrence Somma, Michael Dee and Dustin Olson.

(2)
For each of 2022 and 2021, the values included in this column for the CAP to our PEOs and the average CAP to our non-PEO
NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

PEO 1 (Dustin Olson)	2022 ($)
Summary Compensation Table Total for PEO (column (b))	4,323,045
- aggregate change in actuarial present value of pension benefits	0
+ service cost of pension benefits	0
+ prior service cost of pension benefits	0
- SCT “Stock Awards” column value	(3,218,639)
- SCT “Option Awards” column value	0
+ year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	1,638,639
+/- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	(676,911)
+ vesting date fair value of equity awards granted and vested in the Covered Year	0
+/- year-over-year change in fair value of equity awards granted in prior years that vested in the Covered Year	(154,598)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the Covered Year	0
+ dollar value of dividends/earnings paid on equity awards in the Covered Year	0
+ excess fair value for equity award modifications	0
Compensation Actually Paid to PEO 1 (column (c))	1,911,537

PEO 2 (Michael Otworth)	2022 ($)	2021 ($)
Summary Compensation Table Total for PEO (column (b))	4,266,831	9,352,652
- aggregate change in actuarial present value of pension benefits 6	0	0
+ service cost of pension benefits	0	0
+ prior service cost of pension benefits	0	0
- SCT “Stock Awards” column value	(3,285,382)	(2,701,947)
- SCT “Option Awards” column value	0	0
+ year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	0	1,002,553
+/- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	0	0
+ vesting date fair value of equity awards granted and vested in the Covered Year	0	1,934
+/- year-over-year change in fair value of equity awards granted in prior years that vested in the Covered Year	(43,825)	0
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the Covered Year	(5,512,339)	0
+ dollar value of dividends/earnings paid on equity awards in the Covered Year	0	0
+ excess fair value for equity award modifications	0	0
Compensation Actually Paid to PEO 2 (column (c))	(4,574,715)	7,655,192

AVERAGE FOR NON-PEO NEOS	2022	2021
Average SCT Total for Non-PEO NEOs (column (d))	1,313,331	14,889,283
- aggregate change in actuarial present value of pension benefits	0	0
+ service cost of pension benefits	0	0
+ prior service cost of pension benefits	0	0
- SCT “Stock Awards” column value	(689,526)	(10,818,429)
- SCT “Option Awards” column value	0	(2,333,333)
+ year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	284,035	4,269,846
+/- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	(243,036)	0
+ vesting date fair value of equity awards granted and vested in the Covered Year	0	1,436,843
+/- year-over-year change in fair value of equity awards granted in prior years that vested in the Covered Year	(79,193)	0
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the Covered Year	(340,268)	0
+ dollar value of dividends/earnings paid on equity awards in the Covered Year	0	0
+ excess fair value for equity award modifications	0	0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	245,344	7,444,210

(3)
For each of 2022 and 2021, TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return applied to a deemed fixed investment of $100 at market close on March 17, 2021, the day immediately prior to the first date on which the Company’s securities were registered under Section 12 of the Exchange Act. The yearly percentage change in cumulative TSR was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from March 17, 2021 through and including the last day of the Covered Year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this PVP disclosure, our peer group is the S&P Small Cap 600 Materials index, which we use for purposes of the performance graph in our annual report (the “Peer Group”).
Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)	Adjusted EBITDA means earnings before income, taxes, depreciation and amortization, less bonus expense and share-based compensation expense.

Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2022 and 2021, including: (a) a comparison between our cumulative total sharehold er return and
the total shareholder return of the Peer Group; and (b) comparisons between (i) the compen sation actually
paid to the PEO and the average compensation actually paid to our non-PEO
NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Tabular List
The following table lists the financial performance measures that we believe represent the most imp ortant f
inancial performance measures we use to link compensation actually paid to our NEOs for fiscal 2022 to our performance, as well as additional operational measures:

Adjusted EBITDA
Operational Production
Commissioning of Ironton Plant
Financing for Augusta
Global Expansion

OTHER MATTERS

Stock Ownership of Major Stockholders, Executive Officers and Directors

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 13, 2023 (except as otherwise set forth below) by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our executive officers, director nominees and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Fractional shares have been rounded to the nearest whole share.

The beneficial ownership of our common stock is based on 163,671,123 shares of our common stock issued and outstanding as of March 13, 2023. The 163,671,123 shares of our common stock outstanding exclude 4,000,000 shares of our common stock which may be issued to the previous unitholders of PureCycleTechnologies, LLC subject to the achievement of certain stock price targets and upon commissioning of an industrial facility in Ironton, Ohio.

The following table is based upon information supplied by executive officers, directors and principal securityholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To our knowledge, no shares of our common stock beneficially owned by any executive officer, or director have been pledged as security.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Directors and Executive Officers:
David Brenner	628,832	*
Brad Kalter	21,667	*
Dustin Olson	103,555	*
Michael Otworth(2)	4,281,384	2.62%
Lawrence Somma	75,101	*
Steven Bouck	13,447	*
Tanya Burnell	26,081	*
Daniel Coombs	13,447	*
Jeffrey Fieler(3)	2,631,036	1.61%
Timothy Glockner(4)	8,590,166	5.25%
Allen Jacoby	15,747	*
Fernando Musa(5)	36,081	*
Dr. John Scott(6)	2,284,709	1.40%
All Directors and Executive Officers as a Group (13 Individuals)	18,721,253	11.44%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Greater than 5% Beneficial Owners:
Entities affiliated with Sylebra Capital Limited(7)	30,050,456	18.36%
Entities affiliated with SK Geo Centric Co., Ltd.(8)	11,785,713	7.20%
Entities affiliated with Samlyn Capital, LLC(9)	11,544,670	7.05%
The Vanguard Group(10)	10,343,274	6.32%
Pure Crown LLC(11)	9,716,394	5.94%

* less than 1%

1.	Unless otherwise indicated, the business address of each of the individuals is c/o PureCycle Technologies, Inc., 5950 Hazeltine National Drive, Suite 300, Orlando, Florida 32822.
2.

Consists of 4,209,956 shares of common stock and 71,428 shares of common stock issuable upon exercise of an equal number of warrants. This information is as of July 11, 2022, the date of the last Form 4 filed by Mr. Otworth.

3.	Consists of 1,880,005 shares of common stock and 751,031 shares of common stock issuable upon exercise of an equal number of warrants.
4.

Consists of (i) 19,764 shares held directly by Mr. Glockner, (ii) 5,581,933 shares held by the Timothy E. Glockner Revocable Trust, (iii) 845,614 shares held by Mr. Glockner as co-trustee for the benefit of his children with respect to the Barbara G. Glockner Trust fbo Timothy E. Glockner and (iv) 1,428,570 shares held by The Glockner Chevrolet Company. Timothy Glockner is the trustee of the Timothy E. Glockner Revocable Trust and is deemed to hold the sole voting and investment power with respect to the shares held by the Timothy E. Glockner Revocable Trust. Mr. Glockner is not deemed to be the beneficial owner of (i) 845,614 shares held by the Barbara G. Glockner Trust fbo Timothy E. Glockner; (ii) 845,573 shares held by the Barbara G. Glockner Trust fbo Joseph C. Glockner and (iii) 845,573 shares held by the Barbara G. Glockner Trust fbo Michael P. Glockner. Voting and investment power over the shares held by each of the Barbara G. Glockner Trust fbo Timothy E. Glockner, Barbara G. Glockner Trust fbo Joseph C. Glockner and Barbara G. Glockner Trust fbo Michael P. Glockner may be exercised by Timothy Glockner, James Donnally, and Theresa Laxton, none of whom individually have voting or investment power pursuant to Exchange Act Rule 13d-3. Mr. Glockner has a life estate interest in the Barbara G. Glockner Trust fbo Timothy E. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Timothy E. Glockner are the issue of Mr. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Joseph C. Glockner are the issue of Joseph C. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Michael P. Glockner are the issue of Michael P. Glockner. Mr. Glockner has sole voting and investment power over the shares of common stock of the Issuer held by The Glockner Chevrolet Company. The business address of the reporting person is P.O. Box 1308, Portsmouth, Ohio 45662.

5.	Includes 22,634 shares which are held by FCRB Investments Limited in joint tenancy with the reporting person’s spouse.
6.

Includes (i) 1,125,000 held by The 2021 John S. Scott Family Exempt Irrevocable Trust (the “Scott Trust”) of which the reporting person’s spouse is trustee (ii) 1,000,000 held by the reporting person’s spouse. Members of the reporting person’s immediate family are the sole beneficiaries of the Scott Trust. The reporting person disclaims beneficial ownership of the securities held by the Scott Trust.

7.

The information is based on a Schedule 13D filed by Sylebra Capital Limited with the SEC on March 24, 2022, reporting beneficial ownership as of March 17, 2022. Sylebra Capital Limited (“Sylebra HK”) is the investment sub-adviser to Sylebra Capital Partners Master Fund, Ltd. (“SCP MF”), Sylebra Capital Parc Master Fund (“PARC MF”), Sylebra Capital Menlo Master Fund (“MENLO MF”) and other advisory clients. Sylebra Capital Management (“Sylebra Cayman”) is the investment manager and parent of Sylebra HK. Sylebra Cayman owns 100% of the shares of Sylebra HK, and Daniel Patrick Gibson (“Gibson”) owns 100% of the shares of Sylebra Cayman. In such capacities, Sylebra HK, Sylebra Cayman, and Gibson may be deemed to share voting and dispositive power over the shares of common stock held by SCP MF, PARC

MF, MENLO MF and other advisory clients. In addition, Gibson owns all of the outstanding equity interests in Gibson’s Korner LLC (“GK LLC”) and thus may be deemed to share voting and dispositive power over the shares of common stock held by GK LLC. The principal address of each of the entities referenced above is c/o Sylebra Capital Limited, 20th Floor, 28 Hennessy Road, Wan Chai, Hong Kong.
8.

The information is based on a Schedule 13G filed by SK Geo Centric Co., Ltd. with the SEC on July 19, 2022, reporting beneficial ownership as of July 19, 2022. SK Geo Centric Co., Ltd. reported that it and SK Innovation Co., Ltd. have shared voting and dispositive power with respect to 11,785,713 shares of common stock and no sole voting or dispositive power with respect to any shares of common stock. SK geo centric Co., Ltd. also reported that the 11,785,713 shares of common stock consist of (i) 7,857,142 shares of common stock directly held by SK geo centric Co., Ltd. and (ii) 3,928,571 shares of common stock issuable to SK geo centric Co., Ltd. pursuant to a warrant that becomes exercisable on September 17, 2022. The business address for each of SK geo centric Co., Ltd. and SK Innovation Co., Ltd. is 26, Jong-ro, Jongno-gu, Seoul, Korea 03118.

9.

The information is based on a Schedule 13G filed by Samlyn Capital, LLC with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. Samlyn Capital, LLC reported that it, Samlyn, LP and Robert Pohly have shared voting and dispositive power with respect to 11,544,670 shares of common stock and no sole voting or dispositive power with respect to any shares of common stock. Samlyn Capital, LLC also reported that all of the securities reported in the Schedule 13G are directly owned by advisory clients of Samlyn Capital, LLC and that none of those advisory clients may be deemed to beneficially own more than 5% of the common stock. The business address for each of Samlyn Capital, Samlyn, LP and Robert Pohly is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, New York 10022.

10.

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, reporting beneficial ownership as of December 30, 2022. The Vanguard Group reported that it has shared voting power with respect to 154,033 shares of common stock, sole dispositive power with respect to 10,101,894 shares of common stock, shared dispositive power with respect to 241,380 shares of common stock and no sole voting power with respect to any shares of common stock. The business address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

11.

The information is based on a Schedule 13G/A filed by Pure Crown LLC and HCC Manager LLC with the SEC on February 10, 2023, reporting beneficial ownership as of December 31, 2022. Pure Crown LLC and HCC Manager LLC reported that they have shared voting and dispositive power with respect to 9,716,394 shares of common stock and no sole voting or dispositive power with respect to any shares of common stock. The business address of the reporting persons is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2022, all such filing requirements applicable to persons who were directors, executive officers or greater than 10% beneficial owners of the Company during the year ended December 31, 2022 were complied with except, Mr. Olson’s filing on March 17, 2022, which reported the vesting of three different share grants, Mr. Glockner’s filing on March 22, 2022, which reported one purchase, Mr. Bouck’s initial From 3 and Mr. Jacoby’s initial Form 3.

OTHER INFORMATION

Proxy Materials

The full set of our materials include:

•	the notice and Proxy Statement for the meeting,

•	a proxy or voting instruction card, and

•	our 2022 Annual Report

You may view online this Proxy Statement and related materials at www.proxydocs.com/PCT. As described further above, stockholders will receive only a written notice of how to access our Proxy materials and will not receive printed copies of the proxy materials unless requested. You may obtain a copy of our Annual Report on Form 10-K and Proxy Statement free of charge by writing our website www.purecycle.com or writing to investorrelations@ purecycle.com.

Delivery of Proxy Materials to Households

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one notice of annual meeting and Internet availability of Proxy materials (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us in writing at PureCycle Technologies, Inc., 5950 Hazeltine National Drive, Suite 300, Orlando, Florida 32822, Attention: Corporate Secretary. We will also promptly deliver a separate copy of one notice of annual meeting and Internet availability of Proxy materials (or Proxy Statement, as applicable) to any stockholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing using the contact information listed above.

By Order of the Board of Directors

Brad S. Kalter

Corporate Secretary

[            ], 2023

Appendix A

Amendments to the Amended and Restated Certificate of Incorporation to Declassify the

Board of Directors

ARTICLE VII

*****

Section	3. Election and Terms of Service~~; Sunset Provisions~~.

*****

(b)    ~~Until the date (the “Sunset Date”) of the first~~Directors will be elected at each annual meeting of the stockholders ~~that is held after the fifth anniversary of the effectiveness of this Certificate of Incorporation, the Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The classification of the Board will become effective upon the effectiveness of this Certificate of Incorporation in accordance with the DGCL. At any meeting of stockholders at which Directors are to be elected held prior to the Sunset Date, the number of Directors elected may not exceed the greatest number of Directors then in office in any class of Directors. The Directors first elected to Class I will hold office for a term~~and will serve for terms expiring at the next annual meeting of stockholders ~~to be held in 2022; the Directors first elected to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2023; and the Directors first elected to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2024, with the members of each class to hold office~~and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. At each ~~succeeding~~ annual meeting of the stockholders of the Company held prior to the Sunset Date, the successors to the ~~class of~~ Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting ~~to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified~~.

~~(c)    All Directors elected at meetings of stockholders held on or after the Sunset Date will be elected for terms expiring at the next annual meeting of stockholders and will not be subject to the classification provision of Section 3(b).~~

*****

Section 5.     Newly Created Directorships and Vacancies. Subject to (a) the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and (b) the terms of the Investors Rights Agreement, dated as of March 17, 2021, by and among the Company and the stockholders party thereto (the “IRA”), newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office ~~for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred (or, if such directorship was created or vacancy occurred after the Sunset Date,~~ until the next annual meeting of stockholders~~)~~ and until such Director’s successor ~~has been~~is duly elected and qualified or until his or her earlier death, disability, resignation, disqualification or removal. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director. Nothing in this Certificate of Incorporation will preclude a Director from serving consecutive terms.

Section 6.     Removal. Subject to (a) the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and (b) Article VII, Section 7, any Director may be removed from office by the stockholders ~~only for cause until the Sunset Date and, following the Sunset Date, any Director may be removed from office by the stockholders~~at any time, with or without cause and, in either case ~~(before or after the Sunset Date)~~, only in the manner provided in this Article VII, Section 6. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting and identifies the Director or Directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such Director or Directors ~~for cause~~.

Appendix B

Amendments to the Amended and Restated Certificate of Incorporation to Adopt a Majority Voting Standard in Uncontested Elections of Directors

If Proposal 1 is adopted:

ARTICLE VII

*****

Section 3.     Election and Terms of Service.

*****

(b)    Directors will be elected at each annual meeting of the stockholders and will serve for terms expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. ~~At each annual meeting of the stockholders of the Company held prior to the Sunset Date, the successors to the Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting.~~

If Proposal 1 is not adopted:

ARTICLE VII

*****

Section 3.     Election and Terms of Service; Sunset Provisions.

*****

(b)    Until the date (the “Sunset Date”) of the first annual meeting of the stockholders that is held after the fifth anniversary of the effectiveness of this Certificate of Incorporation, the Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The classification of the Board will become effective upon the effectiveness of this Certificate of Incorporation in accordance with the DGCL. At any meeting of stockholders at which Directors are to be elected held prior to the Sunset Date, the number of Directors elected may not exceed the greatest number of Directors then in office in any class of Directors. The Directors first elected to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2022; the Directors first elected to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2023; and the Directors first elected to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2024, with the members of each class to hold office until their successors are elected and qualified. ~~At each succeeding annual meeting of the stockholders of the Company held prior to the Sunset Date, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.~~

Appendix C

Amendments to the Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation

ARTICLE VIII

To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, no Director or officer of the Company will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director or officer of the Company. No repeal or modification of this Article VIII will adversely affect the protection of any Director or officer of the Company provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director or officer of the Company occurring prior to the effectiveness of such repeal or modification. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Appendix D

Amendments to the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

ARTICLE IV

Section 1.     Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is ~~275,000,000~~475,000,000 shares, consisting of ~~250,000,000~~450,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of Preferred Stock, par value $0.001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class will be required therefor.

Appendix E

Amendments to the Amended and Restated Certificate of Incorporation To Eliminate Inoperative Provisions and Update Certain Other Miscellaneous Provisions

ARTICLE V

The Board may make, amend, and repeal the Bylaws of the Company. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Sections 1, 2, 8 and 9 of Article II, Sections 2, 3 and 12 of Article III and Article IX of the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without (a) until the date (the “Sunset Date ~~(as defined below~~”) of the first annual meeting of the stockholders that is held after March 17, 2026 (the fifth anniversary of the effectiveness of this corporation’s Amended and Restated Certificate of Incorporation, which occurred on March 17, 2021), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock (as defined below), voting together as a single class and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors.

*****

ARTICLE VII

*****

Section 5.     Newly Created Directorships and Vacancies. Subject to ~~(a)~~ the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation ~~and (b) the terms of the Investors Rights Agreement, dated as of March 17, 2021, by and among the Company and the stockholders party thereto (the “IRA”)~~, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred (or, if such directorship was created or vacancy occurred after the Sunset Date, until the next annual meeting of stockholders) and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

*****

Section 6.     Removal. Subject to ~~(a)~~ the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation ~~and (b) Article VII, Section 7~~, any Director may be removed from office by the stockholders only for cause until the Sunset Date and, following the Sunset Date, any Director may be removed from office by the with or without cause and, in either case (before or after the Sunset Date), only in the manner provided in this Article VII, Section 6. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting and identifies the Director or Directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

*****

~~Section 7.     Removal of ROCH Designated Directors. Notwithstanding the provisions of Article VII, Section 6, any ROCH Designated Director (as defined in the IRA) may be removed for any reason following the expiration of the Director Designation Period (as defined in the IRA) with the approval of a majority of the directors of the Company (other than the ROCH Designated Directors).~~

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/PCT
• Cast your vote online
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• Follow the simple instructions to record your vote
PHONE Call 1-866-396-2053
• Use any touch-tone telephone
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• Mark, sign and date your Proxy Card
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You must register to attend the meeting online and/or participate at www.proxydocs.com/PCT

PureCycle Technologies, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of [______], 2023

TIME:	Wednesday, [______], 2023 [__]:00 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/PCT for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dustin Olson and Brad Kalter (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of PureCycle Technologies, Inc. (“Company”) which the undersigned is entitled to vote at the Annual General Meeting of Stockholders to be held on [________], 2023, and any adjournments thereof (“Meeting”), conferring authority upon such true and lawful attorneys to vote in their discretion, as permitted by law, on such matters as may properly come before the meeting and revoking any proxy therefore given.

With respect to each matter listed on the reverse side, the Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5, “FOR” each of the eight nominees listed in Proposal 6 (if Proposal 1 is approved), “FOR” each of the three nominees listed in Proposal 7 (if Proposal 1 is not approved), “FOR” Proposals 8 and 9, and “FOR” a “ONE YEAR” frequency for Proposal 10, each of which is described more fully in the Company’s proxy statement for the Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION SET FORTH ABOVE. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Meeting, or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

PureCycle Technologies, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1, 2, 3, 4, 5, 8 AND 9

FOR EACH OF THE NOMINEES LISTED IN PROPOSALS 6 AND 7

FOR AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION HELD EVERY 1 YEAR

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE			RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To amend PureCycle’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for immediate annual director elections.	☐	☐	☐		FOR

2.	To amend PureCycle’s Amended and Restated Certificate of Incorporation to adopt a majority voting standard in uncontested director elections.	☐	☐	☐		FOR

3.	To amend PureCycle’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	☐	☐	☐		FOR

4.	To amend PureCycle’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐		FOR

5.	To amend PureCycle’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions.	☐	☐	☐		FOR

6.	If Proposal 1 to declassify our Board is approved, to elect the following eight directors recommended by our N&CG Committee and approved by our Board.	☐	☐	☐

		FOR	WITHHOLD
	6.01 Steven Bouck	☐	☐			FOR

	6.02 Tanya Burnell	☐	☐			FOR

	6.03 Daniel Coombs	☐	☐			FOR

	6.04 Jeffrey Fieler	☐	☐			FOR

	6.05 Allen Jacoby	☐	☐			FOR

	6.06 Fernando Musa	☐	☐			FOR

	6.07 Dustin Olson	☐	☐			FOR

	6.08 Dr. John Scott	☐	☐			FOR

7.	If Proposal 1 to declassify our Board is not approved, to elect the following three directors recommended by our N&CG Committee and approved by our Board as the Class II directors each to serve for a three-year term.

		FOR	WITHHOLD
	7.01 Daniel Coombs	☐	☐			FOR

	7.02 Jeffrey Fieler	☐	☐			FOR

	7.03 Allen Jacoby	☐	☐			FOR

		FOR	AGAINST	ABSTAIN
8.	To ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐		FOR

9.	To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐		FOR

		1 YEAR	2 YEAR	3 YEAR	ABSTAIN
10.	To approve, on an advisory basis, the frequency of holding an advisory vote on our named executive officer compensation.	☐	☐	☐	☐	1 YEAR

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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. If a partnership, please sign in partnership name by authorized persons.

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date